Exhibit 10.1

RECOVERY PROPERTY SERVICING AGREEMENT

by and between

PG&E WILDFIRE RECOVERY FUNDING LLC,

Issuer

and

PACIFIC GAS AND ELECTRIC COMPANY,

Servicer

Dated as of July 20, 2022

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ANNEXES, SCHEDULES AND EXHIBITS

ANNEX I	Servicing Procedures

SCHEDULE 4.01	Expected Amortization Schedule

EXHIBIT A	Monthly Servicer’s Certificate
EXHIBIT B	Semi-Annual Servicer’s Certificate
EXHIBIT C	Servicer’s Regulation Ab Certificate
EXHIBIT D	Form of Routine Annual/ Semi-Annual/Interim True-up Mechanism Advice Letter
EXHIBIT E	Form of Non-Routine True-Up Mechanism Advice Letter
EXHIBIT F	Reconciliation Certificate

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This RECOVERY PROPERTY SERVICING AGREEMENT, dated as of July 20, 2022 (this “Agreement”) by and between PG&E Wildfire Recovery Funding LLC, a Delaware limited liability company, as issuer (the “Issuer”), and PACIFIC GAS AND ELECTRIC COMPANY (“PG&E”), a California corporation, as servicer (the “Servicer”).

RECITALS

WHEREAS, pursuant to the Wildfire Financing Law and the Financing Order, PG&E, in its capacity as seller (the “Seller”), and the Issuer are concurrently entering into the Sale Agreement pursuant to which the Seller is selling and the Issuer is purchasing certain Recovery Property created pursuant to the Wildfire Financing Law and the Financing Order described therein;

WHEREAS, in connection with its ownership of the Recovery Property and in order to collect the associated Fixed Recovery Charges, the Issuer desires to engage the Servicer to carry out the functions described herein and the Servicer desires to be so engaged;

WHEREAS, the Issuer desires to engage the Servicer to act on its behalf in obtaining Routine Annual True-Up Adjustments, Routine Semi-Annual True-Up Adjustments, Routine Interim True-Up Adjustments and Non-Routine True-Up Adjustments from the CPUC and the Servicer desires to be so engaged;

WHEREAS, the FRC Collections initially will be commingled with other funds collected by the Servicer;

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.    Definitions.

(a)    Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in that certain Indenture (including Appendix A thereto) dated as of the date hereof between the Issuer and The Bank of New York Mellon Trust Company, N.A., a national banking association, in its capacity as the Indenture Trustee (the “Indenture Trustee”) and in its separate capacity as a securities intermediary (the “Securities Intermediary”), as the same may be amended, restated, supplemented or otherwise modified from time to time.

(b)    All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c)    The words “hereof,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule, Exhibit, Annex and Attachment references contained in this Agreement are references to Sections, Schedules, Exhibits, Annexes and Attachments in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(d)    The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(e)    Non-capitalized terms used herein which are defined in the Public Utilities Code shall, as the context requires, have the meanings assigned to such terms in the Public Utilities Code, but without giving effect to amendments to the Public Utilities Code after the date hereof which have a material adverse effect on the Issuer or the Holders.

ARTICLE II

APPOINTMENT AND AUTHORIZATION

SECTION 2.01.    Appointment of Servicer; Acceptance of Appointment.

Subject to Section 6.05 and Article VII, the Issuer hereby appoints the Servicer, and the Servicer, as an independent contractor, hereby accepts such appointment, to perform the Servicer’s obligations pursuant to this Agreement on behalf of and for the benefit of the Issuer or any assignee thereof in accordance with the terms of this Agreement and applicable law. This appointment and the Servicer’s acceptance thereof may not be revoked except in accordance with the express terms of this Agreement.

SECTION 2.02.    Authorization.

With respect to all or any portion of the Recovery Property, the Servicer shall be, and hereby is, authorized and empowered by the Issuer to (a) execute and deliver, on behalf of itself and/or the Issuer, as the case may be, any and all instruments, documents or notices, and (b) on behalf of itself and/or the Issuer, as the case may be, make any filing and participate in proceedings of any kind with any Governmental Authority, including with the CPUC. The Issuer shall execute and deliver to the Servicer such documents as have been prepared by the Servicer for execution by the Issuer and shall furnish the Servicer with such other documents as may be in the Issuer’s possession, in each case as the Servicer may determine to be necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder. Upon the Servicer’s written request, the Issuer shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its duties hereunder.

SECTION 2.03.    Dominion and Control Over the Recovery Property.

Notwithstanding any other provision herein, the Issuer shall have dominion and control over the Recovery Property, and the Servicer, in accordance with the terms hereof, is acting solely as the servicing agent and custodian for the Issuer with respect to the Recovery Property and the Recovery Property Records. The Servicer shall not take any action that is not authorized by this Agreement, that would contravene the Public Utilities Code, the CPUC Regulations or the

Financing Order, that is not consistent with its customary procedures and practices, or that shall impair the rights of the Issuer in the Recovery Property, in each case unless such action is required by applicable law or court or regulatory order.

ARTICLE III

ROLE OF SERVICER

SECTION 3.01.    Duties of Servicer.

The Servicer, as agent for the Issuer, shall have the following duties:

(a)    Duties of Servicer Generally. The Servicer’s duties in general shall include management, servicing and administration of the Recovery Property; obtaining meter reads, calculating electric usage, billing, collections and posting of all payments in respect of the Recovery Property; responding to inquiries by Consumers, the CPUC, or any federal, local or other state governmental authorities with respect to the Recovery Property; delivering Bills to Consumers and ESPs, processing and depositing collections and making periodic remittances pursuant to the Financing Order and each Tariff; furnishing periodic reports to the Issuer, the Indenture Trustee and the Rating Agencies; and taking action in connection with True-Up Adjustments as set forth herein. Certain of the duties set forth above may be performed by ESPs pursuant to ESP Service Agreements if such ESPs satisfy the creditworthiness requirements as set forth in PG&E’s Electric Rule 22.P., “Credit Requirements.” Anything to the contrary notwithstanding, the duties of the Servicer set forth in this Servicing Agreement shall be qualified in their entirety by any CPUC Regulations, the Financing Order and the U.S. federal securities laws and the rules and regulations promulgated thereunder, including Regulation AB, as in effect at the time such duties are to be performed. Without limiting the generality of this Section 3.01(a), in furtherance of the foregoing, the Servicer hereby agrees that it shall also have, and shall comply with, the duties and responsibilities relating to data acquisition, usage and bill calculation, billing, customer service functions, collections, payment processing and remittance set forth in Annex I hereto, as it may be amended from time to time. For the avoidance of doubt, the term “usage” when used herein includes references to both kilowatt hour consumption and kilowatt demand.

(b)    Reporting Functions.

(i)    Monthly Servicer’s Certificate. On or before the twenty-fifth calendar day of each month (or if such day is not a Servicer Business Day, on the immediately preceding Servicer Business Day), the Servicer shall prepare and deliver to the Issuer, the Indenture Trustee and the Rating Agencies a written report substantially in the form of Exhibit A hereto (a “Monthly Servicer’s Certificate”) setting forth certain information relating to Fixed Recovery Charge Payments received by the Servicer during the Collection Period immediately preceding such date; provided, however, that for any month in which the Servicer is required to deliver a Servicer’s Certificate pursuant to Section 4.01(c)(ii), the Servicer shall prepare and deliver the Monthly Servicer’s Certificate no later than the date of delivery of such Servicer’s Certificate.

(ii)    Notification of Laws and Regulations. The Servicer shall immediately notify the Issuer, the Indenture Trustee and the Rating Agencies in writing if it becomes aware of any Requirements of Law or CPUC Regulations hereafter promulgated that have a material adverse effect on the Servicer’s ability to perform its duties under this Agreement.

(iii)    Other Information. Upon the reasonable request of the Issuer, the Indenture Trustee or any Rating Agency, the Servicer shall provide to the Issuer, the Indenture Trustee or such Rating Agency, as the case may be, any public financial information in respect of the Servicer, or any material information regarding the Recovery Property to the extent it is reasonably available to the Servicer, as may be reasonably necessary and permitted by law to enable the Issuer, the Indenture Trustee or the Rating Agencies to monitor the performance by the Servicer hereunder; provided, however, that any such request by the Indenture Trustee shall not create any obligation for the Indenture Trustee to monitor the performance of the Servicer. In addition, so long as any of the Recovery Bonds are outstanding, the Servicer shall provide the Issuer and the Indenture Trustee, within a reasonable time after written request therefor, any information available to the Servicer or reasonably obtainable by it that is necessary to calculate the Fixed Recovery Charges.

(iv)    Preparation of Reports. The Servicer shall prepare and deliver such additional reports as required under this Agreement, including a copy of each Servicer’s Certificate described in Section 4.01(c)(ii), the annual Servicer’s Regulation AB Certificate described in Section 3.03, and the Annual Accountant’s Report described in Section 3.04. In addition, the Servicer shall prepare, procure, deliver and/or file, or cause to be prepared, procured, delivered or filed, any reports, attestations, exhibits, certificates or other documents required to be delivered or filed with the SEC (and/or any other Governmental Authority) by the Issuer or the Depositor under the federal securities or other applicable laws or in accordance with the Basic Documents, including, but without limiting the generality of foregoing, filing with the SEC, if applicable and required by applicable law, a copy or copies of (i) the Monthly Servicer’s Certificates described in Section 3.01(b)(i) (under Form 10-D or any other applicable form), (ii) the Servicer’s Certificates described in Section 4.01(c)(ii) (under Form 10-D or any other applicable form), (iii) the annual statements of compliance, attestation reports and other certificates described in Section 3.03, and (iv) the Annual Accountant’s Report (and any attestation required under Regulation AB) described in Section 3.04. In addition, the appropriate officer or officers of the Servicer shall (in its separate capacity as Servicer) sign the Depositor’s annual report on Form 10-K (and any other applicable SEC or other reports, attestations, certifications and other documents), to the extent that the Servicer’s signature is required by, and consistent with, the federal securities laws and/or any other applicable law.

(c)    Opinions of Counsel. The Servicer shall deliver to the Issuer and the Indenture Trustee:

(i)    promptly after the execution and delivery of this Agreement and of each amendment hereto, an Opinion of Counsel from external counsel of the Issuer either (A) to the effect that, in the opinion of such counsel, all filings, including filings with the CPUC and the California Secretary of State and all filings pursuant to the UCC, that are necessary under the UCC and the Wildfire Financing Law to perfect or maintain, as applicable, the Liens of the Indenture Trustee in the Recovery Property have been authorized, executed and filed, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve, protect and perfect such Liens; and

(ii)    within ninety (90) days after the beginning of each calendar year beginning with the first calendar year beginning more than three (3) months after the date hereof, an Opinion of Counsel from external counsel of the Issuer, dated as of a date during such ninety (90)-day period, either (A) to the effect that, in the opinion of such counsel, all filings, including filings with the CPUC and the California Secretary of State and all filings pursuant to the UCC, have been executed and filed that are necessary under the UCC and the Wildfire Financing Law to maintain the Liens of the Indenture Trustee in the Recovery Property, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve, protect and perfect such Liens.

Each Opinion of Counsel referred to in clause (i) or (ii) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to perfect or maintain, as applicable, such interest or Lien.

SECTION 3.02.    Servicing and Maintenance Standards.

On behalf of the Issuer, the Servicer shall (a) manage, service, administer, bill, collect and calculate Fixed Recovery Charges in accordance with the Wildfire Financing Law and post collections in respect of the Recovery Property with reasonable care and in material compliance with applicable Requirements of Law, including all applicable CPUC Regulations and guidelines, using the same degree of care and diligence that the Servicer exercises with respect to similar assets for its own account and, if applicable, for others; (b) follow customary standards, policies and procedures for the industry in California in performing its duties as Servicer; (c) use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of, the Recovery Property and to bill and collect the Fixed Recovery Charges; (d) comply with all Requirements of Law, including all applicable CPUC Regulations and guidelines, applicable to and binding on it relating to the Recovery Property; (e) file all CPUC notices described in the Wildfire Financing Law and file and maintain the effectiveness of UCC financing statements with respect to the property transferred under the Sale Agreement, and (f) take such other action on behalf of the Issuer to ensure that the Lien of the Indenture Trustee on the Recovery Bond Collateral remains perfected and of first priority. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of all or any portion of the Recovery Property, which, in the Servicer’s judgment, may include the taking of legal action, at the Issuer’s expense but subject to the priority of payments set forth in Section 8.02(e) of the Indenture.

SECTION 3.03.    Annual Reports on Compliance with Regulation AB.

(a)    The Servicer shall deliver to the Issuer, the Indenture Trustee and the Rating Agencies, on or before the earlier of (A) March 31 of each year or (B) with respect to each calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, a certificate from a Responsible Officer of the Servicer (each such certificate, a “Servicer’s Regulation AB Certificate”) (i) containing, and certifying as to, the statements of compliance required by Item 1123 (or any successor or similar items or rule) of Regulation AB, as then in effect and (ii) containing, and certifying as to, the statements and assessment of compliance required by Item 1122(a) (or any successor or similar items or rule) of Regulation AB, as then in effect. The Servicer’s Regulation AB Certificates shall be in the form of Exhibit C attached hereto, with such changes as may be required to conform to the applicable securities law.

(b)    The Servicer shall use commercially reasonable efforts to obtain from each other party participating in the servicing function any additional certifications as to the statements and assessment required under Item 1122 or Item 1123 of Regulation AB to the extent required in connection with the filing of the annual report on Form 10-K; provided, however, that a failure to obtain such certifications shall not be a breach of the Servicer’s duties hereunder. The parties acknowledge that the Indenture Trustee’s certifications shall be limited to the Item 1122 certifications described in Exhibit C attached to the Indenture.

(c)    The initial Servicer, in its capacity as Depositor, shall post on its website and file with or furnish to the SEC, in periodic reports and other reports as are required from time to time under Section 13 or Section 15(d) of the Exchange Act, the information described in Section 3.07(g) of the Indenture to the extent such information is reasonably available to the Depositor. Except to the extent permitted by applicable law, the initial Servicer, in its capacity as Depositor, shall not voluntarily suspend or terminate its filing obligations as Depositor with the SEC as described in this Section 3.03(c). The covenants of the initial Servicer, in its capacity as Depositor, pursuant to this Section 3.03(c) shall survive the resignation, removal or termination of the initial Servicer as Servicer hereunder.

SECTION 3.04.    Annual Report by Independent Registered Public Accountants.

(a)    The Servicer shall cause a firm of Independent registered public accountants (which may provide other services to the Servicer or the Seller) to prepare annually, and the Servicer shall deliver annually to the Issuer, the Indenture Trustee and the Rating Agencies on or before the earlier of (A) March 31 of each year, beginning March 31, 2023, or (B) with respect to each calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, a report (the “Annual Accountant’s Report”) regarding the Servicer’s assessment of compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB during the immediately preceding twelve (12) months ended December 31 (or, in the case of the first Annual Accountant’s Report to be delivered on or before March 31, 2023, the period of time from the date of this Agreement until December 31, 2022), in accordance with paragraph (b) of Rule 13a-18 and Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by an authorized officer of the Servicer and shall at a minimum address each of the servicing criteria specified in Exhibit C. In the event that the accounting firm providing such report requires the Indenture Trustee to agree or consent to the procedures performed by such firm, the Issuer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement or consent in conclusive reliance upon the direction of the Issuer subject to the Indenture Trustee’s rights, privileges, protections and immunities under the Indenture, and the Indenture Trustee will not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of the sufficiency, validity or correctness of such procedures.

(b)    The Annual Accountant’s Report shall also indicate that the accounting firm providing such report is independent of the Servicer in accordance with the Rules of the Public Company Accounting Oversight Board, and shall include any attestation report required under Item 1122(b) of Regulation AB (or any successor or similar items or rule), as then in effect.

ARTICLE IV

SERVICES RELATED TO TRUE-UP ADJUSTMENTS

SECTION 4.01.    True-Up Adjustments.

From time to time, until the Retirement of the Recovery Bonds, the Servicer shall identify the need for True-Up Adjustments and shall take all reasonable action to obtain and implement such True-Up Adjustments, all in accordance with the following:

(a)    Expected Amortization Schedule. The Expected Amortization Schedule for the Recovery Bonds is attached hereto as Schedule 4.01(a). If the Expected Amortization Schedule is revised, the Servicer shall send a copy of such revised Expected Amortization Schedule to the Issuer, the Indenture Trustee and the Rating Agencies promptly thereafter.

(b)    True-Up Adjustments.

(i)    Routine Annual True-Up Adjustments and Advice Letter Submissions. At least fifty (50) days before the last day of February (and beginning twelve months prior to the Scheduled Final Payment Date, on each Quarterly Adjustment Date), the Servicer shall: (A) for each of the First Payment Period and Second Payment Period, update the data and assumptions underlying the calculation of the Fixed Recovery Charges, including the electric sales forecast for all Consumers (excluding Exempted Consumers) for the forthcoming year, Periodic Principal, interest and estimated fees and all other Ongoing Financing Costs; (B) determine the Periodic Payment Requirements and Periodic Billing Requirement for the First Payment Period and Second Payment Period based on such updated data and assumptions and adjusting for (i) FRC Collections and excess funds held to the credit of the General Subaccount and Excess Funds Subaccount on the Calculation Cut-Off Date and (ii) FRC Collections to be collected at the then current Fixed Recovery Charge rates after the Calculation Cut-Off Date; (C) determine the Fixed Recovery Charges on a per kWh/basis through the next succeeding Annual Adjustment Date based on such Periodic Billing Requirements and the terms of the Financing Order, including the Cash Flow Model; (D) make all required notice and other submissions with the CPUC to reflect the revised Fixed Recovery Charges, including a Routine Annual True-Up Mechanism Advice Letter in the form attached hereto as Exhibit D; and (E) take all reasonable actions and make all reasonable efforts to effect such Routine Annual True-Up Adjustment and to enforce the provisions of the Wildfire Financing Law and the Financing Order. The Servicer shall implement the revised Fixed Recovery Charges, if any, resulting from such Routine Annual True-Up Adjustment as of the Annual Adjustment Date.

(ii)    Routine Semi-Annual True-Up Adjustments and Advice Letter Submissions. If the Servicer forecasts that FRC Collections will be insufficient to meet the Periodic Payment Requirement during the Second Payment Period, at least fifty (50) days before August 31 the Servicer shall: (A) for the Second Payment Period and the next succeeding Payment Period, update the data and assumptions underlying the calculation of the Fixed Recovery Charges, including the electric sales forecast for all Consumers (excluding Exempted Consumers) for the forthcoming year, Periodic Principal, interest and estimated fees and all other Ongoing Financing Costs; (B) determine the Periodic Payment Requirements and Periodic Billing Requirement for the Second Payment Period and the next succeeding Payment Period based on such updated data and assumptions and adjusting for (i) FRC Collections and excess funds held to the credit of the General Subaccount and Excess Funds Subaccount on the Calculation Cut-Off Date and (ii) FRC Collections to be collected at the then-current Fixed Recovery Charge rates after the Calculation Cut-Off Date; and (C) based upon such updated data and requirements, project whether existing and projected FRC Collections together with available fund balances in the Excess Funds Subaccount, will be sufficient (x) to make on a timely basis all scheduled payments of Periodic Principal and interest in respect of each Recovery Bond during such Payment Period, (y) to pay other Ongoing Financing Costs on a timely basis and (z) to maintain the Capital Subaccount at the Required Capital Level. If the Servicer determines that Fixed Recovery Charges will not be sufficient for such purposes, the Servicer shall, no later than fifty (50) days prior August 31, the day prior to the proposed effective date of the revised Fixed Recovery Charges (which shall be the date that is six months after the Annual Adjustment Date): (1) determine the Fixed Recovery Charges on a per kWh/basis through the Annual Adjustment Date based on such Periodic Billing Requirement and the terms of the Financing Order, including the Cash Flow Model; (2) make all required notice and other submissions with the CPUC to reflect the revised Fixed Recovery Charges, including a Routine Semi-Annual True-Up Mechanism Advice Letter in the form attached hereto as Exhibit D; and (3) take all reasonable actions and make all reasonable efforts to effect such Routine Semi-Annual True-Up Adjustment and to enforce the provisions of the Wildfire Financing Law and the Financing Order.

(iii)    Routine Interim True-Up Adjustments and Advice Letter Submissions. If at any time the Servicer forecasts that FRC Collections will be insufficient to meet the Periodic Payment Requirement during the First Payment Period or Second Payment Period, the Servicer may: (A) for each of the First Payment Period and Second Payment Period, update the data and assumptions underlying the calculation of the Fixed Recovery Charges, including the electric sales forecast for all Consumers (excluding Exempted Consumers) for the forthcoming year, Periodic Principal, interest and estimated fees and all other Ongoing Financing Costs; (B) determine the Periodic Payment Requirements and Periodic Billing Requirement for the First Payment Period and Second Payment Period based on such updated data and assumptions and adjusting for (i) FRC Collections and excess funds held to the credit of the General Subaccount and Excess Funds Subaccount on the Calculation Cut-Off Date and (ii) FRC Collections to be collected at the then-current Fixed Recovery Charge rates after the Calculation Cut-Off Date; and (C) based upon such updated data and requirements, project whether existing and projected FRC Collections together with available fund balances in the Excess Funds Subaccount, will be sufficient (x) to make on a timely basis all scheduled payments of Periodic Principal and interest in respect of each Recovery Bond during such Payment Period, (y) to pay other Ongoing Financing Costs on a timely basis and (z) to maintain the Capital Subaccount at the Required Capital Level. If the Servicer determines that Fixed Recovery Charges will not be sufficient for such purposes, the Servicer shall, no later than fifty (50) days prior to the proposed effective date of the revised Fixed Recovery Charges (provided that such effective date shall be on the first calendar day of a month): (1) determine the Fixed Recovery Charges on a per kWh/basis through the Annual Adjustment Date based on such Periodic Billing Requirement and the terms of the Financing Order, including the Cash Flow Model; (2) make all required notice and other submissions with the CPUC to reflect the revised Fixed Recovery Charges, including a Routine Interim True-Up Mechanism Advice Letter in the form attached hereto as Exhibit D; and (3) take all reasonable actions and make all reasonable efforts to effect such Routine Interim True-Up Adjustment and to enforce the provisions of the Wildfire Financing Law and the Financing Order.

(iv)    Non-Routine Adjustments and Advice Letter Submissions. The Servicer may submit a Non-Routine True-Up Adjustment to propose revisions to the logic, structure and components of the Cash Flow Model in the Financing Order. In connection with any Non-Routine True-Up Adjustment, the Servicer will: (A) present a new Cash Flow Model; (B) for each of the First Payment Period and Second Payment Period, update the data and assumptions underlying the calculation of the Fixed Recovery Charges, including the electric sales forecast for all Consumers (excluding Exempted Consumers) for the forthcoming year, Periodic Principal, interest and estimated fees and all other Ongoing Financing Costs; (C) recalculate the Fixed Recovery Charges based on the revisions to Cash Flow Model proposed by the Servicer; (D) file a Non-Routine True-Up Mechanism Advice

Letter in the form attached hereto as Exhibit E necessary to begin the billing of such revised Fixed Recovery Charges, which Advice Letter will provide that neither the proposed revision in such Advice Letter, nor any modification ordered by the CPUC, will become effective unless the Rating Agency Condition is satisfied; and (E) take all reasonable actions and make all reasonable efforts to effect such Non-Routine True-Up Adjustment and to enforce the provisions of the Wildfire Financing Law and the Financing Order. Any such Non-Routine True-Up Mechanism Advice Letter must be submitted at least ninety (90) days before the effective date (the “Non-Routine True-Up Effective Date”) contained in the related Non-Routine True-Up Mechanism Advice Letter, provided such effective date may be delayed as required to ensure that the Rating Agency Condition is satisfied. The Servicer shall implement the revised Fixed Recovery Charges, if any, resulting from such Non-Routine True-Up Adjustment on the Non-Routine True-Up Effective Date, provided the CPUC will have the opportunity to consider a resolution that adopts, modifies or rejects the proposed revisions to the Cash Flow Model and the public will have an opportunity to review and protest a Non-Routine True-Up Mechanism Advice Letter in accordance with CPUC procedures, to the extent permitted by Section 850.1(e) of the Wildfire Financing Law, and provided further than, in the absence of a CPUC resolution that adopts, modifies or rejects the revisions proposed in the Non-Routine True-Up Mechanism Advice Letter shall go into effect on the Non-Routine True-Up Effective Date if such Non-Routine True-Up Effective Date is at least ninety (90) days after the date of submission of the related Non-Routine True-Up Mechanism Advice Letter.

(c)	Reports.

(i)    Notification of Advice Letter Submissions and True-Up Adjustments. Whenever the Servicer submits an Advice Letter with the CPUC and Notice Parties, the Servicer shall send a copy of such submission or notice (together with a copy of all notices and documents which, in the Servicer’s reasonable judgment, are material to the adjustments effected by such Advice Letter or notice) to the Issuer, the Indenture Trustee and the Rating Agencies concurrently therewith. If, for any reason any revised Fixed Recovery Charges are not implemented and effective on the applicable date set forth herein, the Servicer shall notify the Issuer, the Indenture Trustee and each Rating Agency by the end of the second Servicer Business Day after such applicable date.

(ii)    Servicer’s Certificate. Not later than five (5) Servicer Business Days prior to each Payment Date or Special Payment Date, the Servicer shall deliver a written report substantially in the form of Exhibit B attached hereto (the “Servicer’s Certificate”) to the Issuer, the Indenture Trustee and the Rating Agencies which shall include all of the following information (to the extent applicable and including any other information so specified in the Series Supplement) as to the Recovery Bonds with respect to such Payment Date or Special Payment Date or the period since the previous Payment Date, as applicable:

(a)	the amount of the payment to Holder allocable to principal, if any;

(b)	the amount of the payment to Holders allocable to interest;

(c)	the aggregate Outstanding Amount of the Recovery Bonds, before and after giving effect to any payments allocated to principal reported under clause (A) above;

(d)	the difference, if any, between the amount specified in clause (C) above and the Outstanding Amount specified in the Expected Amortization Schedule;

(e)	any other transfers and payments to be made on such Payment Date or Special Payment Date, including amounts paid to the Indenture Trustee and to the Servicer; and

(f)	the amounts on deposit in the Capital Subaccount and the Excess Funds Subaccount, after giving effect to the foregoing payments.

(iii)    Reports to Consumers.

(a)

After each revised Fixed Recovery Charge has gone into effect pursuant to a True-Up Adjustment, the Servicer shall, to the extent and in the manner and time frame required by the Financing Order and applicable CPUC Regulations, if any, cause to be prepared and delivered to Consumers any required notices announcing such revised Fixed Recovery Charges.

(b)

The Servicer shall comply with the requirements of the Financing Order with respect to the identification of Fixed Recovery Charges on Bills. As provided in the Financing Order, the back of the bill shall display the Fixed Recovery Charge as the “Recovery Bond Charge” and the Customer Credit as the “Recovery Bond Credit” and shall state as follows: “Recovery Bond Charge: Your bill for electric service includes a charge that has been approved by the CPUC to repay bonds issued for certain costs related to catastrophic wildfires. The Recovery Bond Charge (RBC) rate is currently $0.564 per kWh. PG&E has also contributed certain amounts to a trust fund which is used provide a customer credit equal to $0.564 per kWh (Recovery Bond Credit). The right to recover the RBC has been transferred to one or more Special Purpose Entities that issued the bonds and does not belong to PG&E. PG&E is collecting that portion of the RBC on behalf of the Special Purpose Entities.” The fixed recovery charges for each series of recovery bonds, including the Issuer’s Senior Secured Recovery Bonds, Series 2022-A, Additional Recovery Bonds and Additional Other Recovery Bonds, may not be separately identified on consumer electricity bills, although consumer electricity bills will state that a portion of the electricity bill consists of the rights to the fixed recovery charges that have been sold to the financing entity created to issue the Issuer’s Senior Secured Recovery Bonds, Series 2022-A, such Additional Recovery Bonds or Additional Other Recovery Bonds.

(c)

Except to the extent that applicable CPUC Regulations make the Applicable ESP responsible for such costs, or the Applicable ESP has otherwise agreed to pay such costs, the Servicer shall pay from its own funds all costs of preparation and delivery incurred in connection with clauses (a) and (b) above, including printing and postage costs as the same may increase or decrease from time to time.

(iv)    Reconciliation Certificates. The Servicer shall provide to the Indenture Trustee within sixty (60) days of each Payment Date, a Reconciliation Certificate in the form of Exhibit F hereto, in accordance with Section 6.11(c) of this Agreement.

(v)    ESP Reports. The Servicer shall provide to the Rating Agencies, upon request, any publicly available reports filed by the Servicer with the CPUC (or otherwise made publicly available by the Servicer) relating to ESPs and any other non-confidential and non-proprietary information relating to ESPs reasonably requested by the Rating Agencies to the extent such information is reasonably available to the Servicer.

SECTION 4.02.    Limitation of Liability.

(a)	The Issuer and the Servicer expressly agree and acknowledge that:

(i)    In connection with any True-Up Adjustment, the Servicer is acting solely in its capacity as the servicing agent hereunder.

(ii)    Neither the Servicer nor the Issuer nor the Indenture Trustee is responsible in any manner for, and shall have no liability whatsoever as a result of, any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the Servicer’s failure to make any filings required by Section 4.01 in a timely and correct manner or any breach by the Servicer of its duties under this Agreement), by the CPUC in any way related to the Recovery Property or in connection with any True-Up Adjustment, the subject of any filings under Section 4.01, any proposed True-Up Adjustment, or the approval of any revised Fixed Recovery Charges and the scheduled adjustments thereto.

(iii)    Except to the extent the Servicer is liable under Section 6.02, the Servicer shall have no liability whatsoever relating to the calculation of any revised Fixed Recovery Charges and the scheduled adjustments thereto, including as a result of any inaccuracy of any of the assumptions made in such calculation regarding expected energy usage volume, the Collections Curve, so long as the Servicer has acted in good faith and has not acted in a grossly negligent manner in connection therewith, nor shall the Servicer have any liability whatsoever as a result of any Person, including the Bondholders, not receiving any payment, amount or return anticipated or expected or in respect of any Recovery Bond generally, except only to the extent that the same is caused by the Servicer’s gross negligence, willful misconduct or bad faith.

(b) Notwithstanding the foregoing, this Section 4.02 shall not relieve the Servicer of liability for any misrepresentation by the Servicer under Section 6.01 or for any breach by the Servicer of its other obligations under this Agreement.

ARTICLE V

THE RECOVERY PROPERTY

SECTION 5.01.    Custody of Recovery Property Records.

To assure uniform quality in servicing the Recovery Property and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Issuer as custodian of any and all documents and records that the Servicer shall keep on file, in accordance with its customary procedures, relating to the Recovery Property, including copies of the Financing Order, Issuance Advice Letter and Advice Letters, relating thereto and all documents filed with the CPUC in connection with any True-Up Adjustment and computational records relating thereto (collectively, the “Recovery Property Records”), which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer with respect to all Recovery Property.

SECTION 5.02.    Duties of Servicer as Custodian.

(a)    Safekeeping. The Servicer shall hold the Recovery Property Records on behalf of the Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to the Recovery Property Records as shall enable the Issuer and the Indenture Trustee, as applicable, to comply with this Agreement, the Sale Agreement and the Indenture. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of care and diligence that the Servicer exercises with respect to comparable assets that the Servicer services for itself or, if applicable, for others. The Servicer shall promptly report to the Issuer, the Indenture Trustee and the Rating Agencies any failure on its part to hold the Recovery Property Records and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Indenture Trustee of the Recovery Property Records. The Servicer’s duties to hold the Recovery Property Records set forth in this Section 5.02, to the extent the Recovery Property Records have not been previously transferred to a successor Servicer pursuant to Article VII, shall terminate one year and one day after the earlier of the date on which (i) the Servicer is succeeded by a successor Servicer in accordance with Article VII and (ii) no Recovery Bonds are Outstanding.

(b)    Maintenance of and Access to Records. The Servicer shall maintain the Recovery Property Records at 77 Beale Street, San Francisco, California 94177 or at such other office as shall be specified to the Issuer and the Indenture Trustee by written notice at least thirty (30) days prior to any change in location. The Servicer shall make available for inspection, audit and copying to the Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors the Recovery Property Records at such times during normal business hours as the Issuer or the Indenture Trustee shall reasonably request and which do not unreasonably interfere with the Servicer’s normal operations. Nothing in this Section 5.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any CPUC

Regulation) prohibiting disclosure of information regarding the Consumers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(b).

(c)    Release of Documents. Upon instruction from the Indenture Trustee in accordance with the Indenture, the Servicer shall release any Recovery Property Records to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable. Nothing in this Section 5.02(c) shall affect the obligation of the Servicer to observe any applicable law (including any CPUC Regulation) prohibiting disclosure of information regarding the Consumers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(c).

(d)    Defending Recovery Property Against Claims. The Servicer agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary (i) to block or overturn any attempts to cause a repeal, modification or supplement to the Wildfire Financing Law or the Financing Order or the rights of holders of Recovery Property by legislative enactment, voter initiative, constitutional amendment or other means that would be materially adverse to Bondholders and (ii) to compel performance by the CPUC or the State of California of any of their obligations or duties under the Wildfire Financing Law, the Financing Order or any Advice Letter. The costs of any such action shall be payable from FRC Collections as an Operating Expense in accordance with the priorities set forth in Section 8.02(d) of the Indenture. The Servicer shall have no obligations under this paragraph if it is not being reimbursed on a current basis for its costs and expenses in taking such actions, and shall not be required to advance its own funds to satisfy its obligations hereunder).

(e)    Seeking to Prevent Expansions of Exemptions. The Servicer agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to attempt to prevent the granting by the State of California or the CPUC, after the Closing Date, of any material exemptions from the obligation to pay Fixed Recovery Charges that are not expressly provided for in the Wildfire Financing Law and that violate the State Pledge or any other obligations of the State of California or the CPUC under the Wildfire Financing Law or the Financing Order, including any failure of the CPUC to require any municipal entity which acquires any portion of the service territory of PG&E to impose, collect and remit the Fixed Recovery Charges. The Servicer shall have no obligations under this paragraph if it is not being reimbursed on a current basis for its costs and expenses in taking such actions, and shall not be required to advance its own funds to satisfy its obligations hereunder.

SECTION 5.03.    Custodian’s Indemnification.

The Servicer as custodian shall indemnify the Issuer, any Independent Manager and the Indenture Trustee (for itself and for the benefit of the Holders) and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all liabilities, obligations, losses, damages, payments and claims, and reasonable costs or expenses, of any kind whatsoever (collectively, “Indemnified Losses”) that may be imposed on, incurred by or asserted against each such Person as the result of any grossly negligent act or omission in any way relating to the maintenance and custody by the Servicer, as custodian, of the Recovery Property Records; provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misconduct, bad faith or negligence of the Issuer, any Independent Manager or the Indenture Trustee, as the case may be.

Indemnification under this Section 5.03 shall survive resignation or removal of the Indenture Trustee or any Independent Manager and shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorney’s fees and expenses and reasonable fees, out-of-pocket expenses and costs incurred in connection with any action, claim or suit brought to enforce the Indenture Trustee’s right to indemnification).

SECTION 5.04.    Effective Period and Termination.

The Servicer’s appointment as custodian shall become effective as of the Closing Date and shall continue in full force and effect until terminated pursuant to this Section 5.04. If the Servicer shall resign as Servicer in accordance with Section 6.05 of this Agreement or if all of the rights and obligations of the Servicer shall have been terminated under Section 7.01, the appointment of the Servicer as custodian shall be terminated effective as of the date on which the termination or resignation of the Servicer is effective. Additionally, if not sooner terminated as provided above, the Servicer’s obligations as custodian shall terminate one year and one day after the date on which no Recovery Bonds are Outstanding.

ARTICLE VI

THE SERVICER

SECTION 6.01.    Representations and Warranties of Servicer.

The Servicer makes the following representations and warranties, as of the Closing Date, and as of such other dates as expressly provided in this Section 6.01, on which the Issuer and the Indenture Trustee are deemed to have relied in entering into this Agreement relating to the servicing of the Recovery Property. The representations and warranties shall survive the execution and delivery of this Agreement, the sale of any Recovery Property and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a)    Organization and Good Standing. The Servicer is duly organized and validly existing and is in good standing under the laws of the State of California, with the requisite corporate or other power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted by it and to service the Recovery Property and hold the Recovery Property Records, and to execute, deliver and carry out the terms of this Agreement, and had at all relevant times, and has, the requisite power, authority and legal right to service the Recovery Property and to hold the Recovery Property Records as custodian.

(b)    Due Qualification. The Servicer is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Recovery Property as required by this Agreement) shall require such qualifications, licenses or approvals (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the Servicer’s business, operations, assets, revenues or properties or to its servicing of the Recovery Property).

(c)    Power and Authority. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of the Servicer under its organizational or governing documents and laws.

(d)    Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

(e)    No Violation. The consummation by the Servicer of the transactions contemplated by this Agreement and the fulfillment by the Servicer of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a material default under, the articles of incorporation or bylaws of the Servicer, or any indenture, material agreement or other instrument to which the Servicer is a party or by which it or any of its property is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument other than the Basic Documents or any lien created pursuant to the Wildfire Financing Law; nor violate any existing law or any order, rule or regulation applicable to the Servicer of any court or of any Governmental Authority having jurisdiction over the Servicer or its properties.

(f)    No Proceedings. There are no proceedings pending and, to the Servicer’s knowledge, there are no proceedings threatened and, to the Servicer’s knowledge, there are no investigations pending or threatened, before any Governmental Authority having jurisdiction over the Servicer or its properties involving or relating to the Servicer or the Issuer or, to the Servicer’s knowledge, any other Person: (i) asserting the invalidity of this Agreement or any of the other Basic Documents, (ii) seeking to prevent the issuance of the Recovery Bonds or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents or the Recovery Bonds or (iv) seeking to adversely affect the federal income tax or state income or franchise tax classification of the Recovery Bonds as debt.

(g)    Approvals. No approval, authorization, consent, order or other action of, or filing with, any court, Federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the Servicer of this Agreement, the performance by the Servicer of the transactions contemplated hereby or the fulfillment by the Servicer of the terms hereof, except those that have been obtained or made and those that the Servicer is required to make in the future pursuant to Article IV hereof.

(h)    Reports and Certificates. Each report and certificate delivered in connection with the Issuance Advice Letter or delivered in connection with any Advice Letter made to the CPUC by the Issuer with respect to the Fixed Recovery Charges or True-Up Adjustments will constitute a representation and warranty by the Servicer that each such report or certificate, as the case may be, is true and correct in all material respects; provided, however, that to the extent any such report or certificate is based in part upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the Servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance (and facts known to the Servicer on the date such report or certificate is delivered).

SECTION 6.02.    Indemnities of Servicer; Release of Claims.

(a)    The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

(b)    The Servicer shall indemnify the Issuer, the Indenture Trustee (for itself and for the benefit of the Holders) and the Independent Manager and each of their respective trustees, officers, directors, employees and agents (each, an “Indemnified Person”), for, and defend and hold harmless each such Person from and against, any and all Indemnified Losses imposed on, incurred by or asserted against any such Person as a result of (i) the Servicer’s willful misconduct, bad faith or gross negligence in the performance of, or reckless disregard of, its obligations and duties or observance of its covenants under this Agreement or (ii) the Servicer’s material breach of any of its representations or warranties that results in a Servicer Default under this Agreement, except to the extent of Indemnified Losses either resulting from the willful misconduct, bad faith or gross negligence of such Person seeking indemnification hereunder or resulting from a material breach of a representation or warranty made by such Person seeking indemnification hereunder in any of the Basic Documents that gives rise to the Servicer’s breach.

(c)    For purposes of Section 6.02(b), in the event of the termination of the rights and obligations of PG&E (or any successor thereto pursuant to Section 6.03) as Servicer pursuant to Section 7.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 7.02.

(d)    Indemnification under this Section 6.02 shall survive any repeal of, modification of, or supplement to, or judicial invalidation of, the Wildfire Financing Law or the Financing Order and shall survive the resignation or removal of the Indenture Trustee or any Independent Manager or the termination of this Agreement and shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorney’s fees and expenses and the reasonable fees, out-of-pocket expenses and costs incurred in connection with any action, claim or suit brought to enforce the Indenture Trustee’s right to indemnification).

(e)    Except to the extent expressly provided in this Agreement or the other Basic Documents (including the Servicer’s claims with respect to the Servicing Fee, reimbursement for any Excess Remittance, reimbursement for costs incurred pursuant to Section 5.02(d) and the payment of the purchase price of Recovery Property), the Servicer hereby releases and discharges the Issuer, any Independent Manager and the Indenture Trustee, and each of their respective officers, directors and agents (collectively, the “Released Parties”) from any and all actions, claims and demands whatsoever, whenever arising, which the Servicer, in its capacity as Servicer or otherwise, shall or may have against any such Person relating to the Recovery Property or the Servicer’s activities with respect thereto other than any actions, claims and demands arising out of the willful misconduct, bad faith or gross negligence of the Released Parties.

(f)    Promptly after receipt by an Indemnified Person of notice (or, in the case of the Indenture Trustee, receipt of notice by a Responsible Officer only) of the commencement of any action, proceeding or investigation, such Indemnified Person shall, if a claim in respect thereof is to be made against the Servicer under this Section 6.02, notify the Servicer in writing of the commencement thereof. Failure by an Indemnified Person to so notify the Servicer shall relieve the Servicer from the obligation to indemnify and hold harmless such Indemnified Person under this Section 6.02 only to the extent that the Servicer suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this Section 6.02, the Servicer shall be entitled to conduct and control, at its expense and with counsel of its choosing that is reasonably satisfactory to such Indemnified Person, the defense of any such action, proceeding or investigation (in which case the Servicer shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person except as set forth below); provided that the Indemnified Person shall have the right to participate in such action, proceeding or investigation through counsel chosen by it and at its own expense. Notwithstanding the Servicer’s election to assume the defense of any action, proceeding or investigation, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Servicer shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the defendants in any such action include both the Indemnified Person and the Servicer and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Servicer, (ii) the Servicer shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action, (iii) the Servicer shall authorize the Indemnified Person to employ separate counsel at the expense of the Servicer or (iv) in the case of the Indenture Trustee, such action exposes the Indenture Trustee to a material risk of criminal liability or forfeiture or a Servicer Default has occurred and is continuing. Notwithstanding the foregoing, the Servicer shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Indemnified Persons other than one local counsel, if appropriate. The Servicer will not, without the prior written consent of the Indemnified Person, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under this Section 6.02 (whether or not the Indemnified Person is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Person from all liability arising out of such claim, action, suit or proceeding.

SECTION 6.03.    Merger or Consolidation of, or Assumption of the Obligations of, Servicer.

Any Person (a) into which the Servicer may be merged or consolidated and that succeeds to all or substantially all of the electric distribution business of the Servicer, (b) that results from the division of the Servicer into two or more entities and succeeds to all or substantially all of the electric distribution business of the Servicer, (c) that may result from any merger or consolidation to which the Servicer shall be a party and succeeds to all or substantially all of the electric distribution business of the Servicer, or (d) that may otherwise succeed to all or substantially all of the electric distribution business of the Servicer, shall be the successor to the Servicer under this Agreement; provided, however, that (i) such successor must execute an agreement of assumption to perform every obligation of the Servicer hereunder, (ii) immediately after giving effect to such transaction, no Servicer Default and no event that, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (iii) the Servicer shall have delivered to the Issuer, the Indenture Trustee and the Rating Agencies an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption complies with this Section 6.03 and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with and (iv) prior written notice shall have been delivered to the Rating Agencies. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i) and (ii) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b), (c) and (d) above. If all the conditions to any such assumption are met, then the prior Servicer will automatically be released from all of its obligations under this Agreement, other than those that specifically survive a termination of this Agreement.

SECTION 6.04.    Limitation on Liability of Servicer and Others.

Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be liable to the Issuer, the Indenture Trustee, the Bondholders or any other Person, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for good faith errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising under this Agreement.

Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be related to or incidental to its duties to service the Recovery Property in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may, in respect of any Proceeding, undertake any action that it is not specifically identified in this Agreement as a duty of the Servicer but that the Servicer reasonably determines is necessary or desirable in order to protect the rights and duties of the Issuer or the Indenture Trustee under this Agreement and the interests of the Holders and Consumers under this Agreement. The Servicer’s costs and expenses incurred in connection with any such proceeding shall be payable from FRC Collections as an Operating Expense (and shall not be deemed to constitute a portion of the Servicing Fee) in accordance with the Indenture. The Servicer shall have no obligations under this paragraph if it is not being reimbursed on a current basis for its costs and expenses in taking such actions, and shall not be required to advance its own funds to satisfy its obligations hereunder.

SECTION 6.05.    PG&E Not to Resign as Servicer.

Subject to the provisions of Section 6.03, PG&E shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon either (a) a determination by PG&E that the performance of its duties under this Agreement shall no longer be permissible under applicable law or (b) satisfaction of the following: (i) the Rating Agency Condition shall have been satisfied and (ii) the CPUC shall have approved such resignation. Notice of any such determination permitting the resignation of PG&E pursuant to clause (a) shall be communicated to the Issuer, the Indenture Trustee and the Rating Agencies at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Issuer and the Indenture Trustee, with a copy to the CPUC, concurrently with or promptly after such notice. No such resignation shall become effective until a successor Servicer shall have assumed the responsibilities and obligations of PG&E in accordance with Section 7.02. No such resignation shall become effective until a successor Servicer shall have assumed the responsibilities and obligations of PG&E in accordance with Section 7.02.

SECTION 6.06.    Servicing Compensation.

(a)    In consideration for its services hereunder, until the Retirement of the Recovery Bonds, the Servicer shall receive an annual fee (the “Servicing Fee”) in an amount equal to (i) 0.05% of the initial principal amount of the Recovery Bonds for so long as PG&E or an Affiliate of PG&E is the Servicer or (ii) if PG&E or any of its Affiliates is not the Servicer, an amount agreed upon by the Successor Servicer and the Indenture Trustee, provided that such fee must be approved by the CPUC, plus, in either case, reasonable out-of-pocket expenses to cover the Servicer’s incremental costs and expenses in servicing the Recovery Bond. The Servicing Fee owing shall be calculated based on the initial principal amount of the Recovery Bonds and shall be paid semi-annually with half of the Servicing Fee being paid on each Payment Date (provided that the first payment may be adjusted for a longer or shorter first Payment Period). The Servicer also shall be entitled to retain as additional compensation (i) any interest earnings on Fixed Recovery Charge Payments received by the Servicer and invested by the Servicer during each Collection Period prior to remittance to the Collection Account and (ii) all late payment charges, if any, collected from Consumers or ESPs; provided, however, that if the Servicer has failed to remit the Daily Remittance to the General Subaccount of any Collection Account on the Servicer Business Day that such payment is to be made pursuant to Section 6.11 on more than three (3) occasions during the period that the Recovery Bonds are outstanding, then thereafter the Servicer will be required to pay to the Indenture Trustee interest on each Daily Remittance accrued at the Federal Funds Rate from the Servicer Business Day on which such Daily Remittance was required to be made to the date that such Daily Remittance is actually made.

(b)    The Servicing Fee set forth in Section 6.06(a) shall be paid to the Servicer by the Indenture Trustee, on each Payment Date in accordance with the priorities set forth in Section 8.02(e) of the Indenture, by wire transfer of immediately available funds from the Collection Account to an account designated by the Servicer. Any portion of the Servicing Fee not paid on any such date should be added to the Servicing Fee payable on the subsequent Payment Date. In no event shall the Indenture Trustee be liable for the payment of any Servicing Fee or other amounts specified in this Section 6.06; provided that this Section 6.06 does not relieve the Indenture Trustee of any duties it has to allocate funds for payment for such fees under Section 8.02 of the Indenture.

(c)    The foregoing Servicing Fees constitute a fair and reasonable price for the obligations to be performed by the Servicer. Such Servicing Fee shall be determined without regard to the income of the Issuer, shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Issuer and shall be considered an Operating Expense of the Issuer subject to the limitations on such expenses set forth in the Financing Order.

SECTION 6.07.    Compliance with Applicable Law.

The Servicer covenants and agrees, in servicing the Recovery Property, to comply in all material respects with all laws applicable to, and binding upon, the Servicer and relating to the Recovery Property the noncompliance with which would have a material adverse effect on the value of the Recovery Property; provided, however, that the foregoing is not intended to, and shall not, impose any liability on the Servicer for noncompliance with any Requirement of Law that the Servicer is contesting in good faith in accordance with its customary standards and procedures.

SECTION 6.08.    Access to Certain Records and Information Regarding Recovery Property.

The Servicer shall provide to the Indenture Trustee access to the Recovery Property Records as is reasonably required for the Indenture Trustee to perform its duties and obligations under the Indenture and the other Basic Documents, and shall provide access to such records to the Holders as required by applicable law. Access shall be afforded without charge, but only upon reasonable request and during normal business hours at the respective offices of the Servicer. Nothing in this Section 6.08 shall affect the obligation of the Servicer to observe any applicable law (including any CPUC Regulation) prohibiting disclosure of information regarding the Consumers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 6.08.

SECTION 6.09.    Appointments.

The Servicer may at any time appoint any Person to perform all or any portion of its obligations as Servicer hereunder; provided, however, that, unless such Person is an Affiliate of PG&E, the Rating Agency Condition shall have been satisfied in connection therewith; provided further that the Servicer shall remain obligated and be liable under this Agreement for the servicing and administering of the Recovery Property in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such Person and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Recovery Property. The fees and expenses of any such Person shall be as agreed between the Servicer and such Person from time to time and none of the Issuer, the Indenture Trustee, the Holders or any other Person shall have any responsibility therefor or right or claim thereto. Any such appointment shall not constitute a Servicer resignation under Section 6.05.

SECTION 6.10.    No Servicer Advances.

The Servicer shall not make any advances of interest on or principal of the Recovery Bonds.

SECTION 6.11.    Remittances.

(a)    On each Servicer Business Day, after the Billing Commencement Date, the Servicer shall remit to the General Subaccount of the Collection Account the total Estimated FRC Collections estimated to have been received by the Servicer from or on behalf of Consumers on such Servicer Business Day in respect of all previously billed Fixed Recovery Charges (the “Daily Remittance”), which Daily Remittance shall be calculated according to the procedures set forth in Annex I and shall be remitted as soon as reasonably practicable but in no event later than the second Servicer Business Day after such payments are estimated to have been received. Prior to each remittance to the General Subaccount of the Collection Account pursuant to this Section 6.11, the Servicer shall provide written notice to the Indenture Trustee of each such remittance (including the exact dollar amount to be remitted). The Servicer shall also, promptly upon receipt, remit to the Collection Account any other proceeds of the Recovery Bond Collateral which it may receive from time to time.

(b)    The Servicer agrees and acknowledges that it holds all Fixed Recovery Charge Payments collected by it and any other proceeds for the Recovery Bond Collateral received by it for the benefit of the Indenture Trustee and the Holders and that all such amounts will be remitted by the Servicer in accordance with this Section 6.11 without any surcharge, fee, offset, charge or other deduction except (i) as set forth in clause (c) below and (ii) for late fees permitted by Section 6.06. The Servicer further agrees not to make any claim to reduce its obligation to remit all Fixed Recovery Charge Payments collected by it in accordance with this Agreement except (i) as set forth in clause (c) below and (ii) for late fees permitted by Section 6.06.

(c)    Not less than semi-annually (except in the case of the first reconciliation after the first Payment Date, which may be longer than six months), the Servicer will compare Actual FRC Collections to the Estimated FRC Collections that have been remitted to the Indenture Trustee. Such reconciliation will be conducted within sixty (60) days of each Payment Date and reflected in a Reconciliation Certificate delivered to the Indenture Trustee in the form attached hereto as Exhibit F. The Servicer shall calculate the amount of any Remittance Shortfall or Excess Remittance for the immediately preceding Reconciliation Period, and (A) if a Remittance Shortfall exists, the Servicer shall make a supplemental remittance, to the General Subaccount of the Collection Account within ten (10) days, or (B) if an Excess Remittance exists, the Servicer will reduce the Daily Remittance(s) over the next month following the date of the Reconciliation Certificate to the Indenture Trustee. If there is a Remittance Shortfall, the amount which the Servicer remits to the General Subaccount of the Collection Account on the relevant date set forth above shall be increased by the amount of such Remittance Shortfall, such increase coming from the Servicer’s own funds.

(d)    The Servicer acknowledges and agrees that the Issuer is the owner of and has the legal right to all Fixed Recovery Charges received by the Servicer, and that the daily and reconciliation calculations and remittances permitted by this Servicing Agreement, which are based upon estimates of the Fixed Recovery Charges received by the Servicer, is made for convenience and cost effectiveness given the current billing system of the Servicer. The Servicer agrees that in the event any Servicer Default hereunder or if otherwise required or permitted, as provided in Section 6(e)(ii) of Annex I, the Servicer, upon demand of the Indenture Trustee, will promptly, but not later than 60 days follow such request, provide to the Indenture Trustee a reconciliation of actual Fixed Recovery Charges received by the Servicer and the Fixed Recovery Charges remitted by the Servicer.

(e)    Unless otherwise directed to do so by the Issuer, the Servicer shall be responsible for selecting Eligible Investments in which the funds in each Collection Account shall be invested pursuant to Section 8.03 of the Indenture.

ARTICLE VII

DEFAULT

SECTION 7.01.    Servicer Default.

If any one or more of the following events (each, a “Servicer Default”) shall occur and be continuing:

(a)    any failure by the Servicer to remit to the Collection Account on behalf of the Issuer any required remittance that shall continue unremedied for a period of five (5) Business Days after written notice of such failure is received by the Servicer from the Issuer or the Indenture Trustee or after discovery of such failure by an officer of the Servicer; or

(b)    any failure on the part of the Servicer or, so long as the Servicer is PG&E or an Affiliate thereof, any failure on the part of PG&E, as the case may be, duly to observe or to perform in any material respect any covenants or agreements of the Servicer or PG&E, as the case may be, set forth in this Agreement (other than as provided in clause (a) of this Section 7.01) or any other Basic Document to which it is a party, which failure shall (i) materially and adversely affect the rights of the Holders and (ii) continue unremedied for a period of sixty (60) days after the date on which (A) written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or PG&E, as the case may be, by the Issuer (with a copy to the Indenture Trustee) or to the Servicer or PG&E, as the case may be, by the Indenture Trustee or (B) such failure is discovered by an officer of the Servicer; or

(c)    any failure by the Servicer duly to perform its obligations under Section 4.01(b) of this Agreement in the time and manner set forth therein, which failure continues unremedied for a period of five (5) Business Days; or

(d)    any representation or warranty made by the Servicer in this Agreement or any Basic Document shall prove to have been incorrect in a material respect when made, which has a material adverse effect on the Holders and which material adverse effect continues unremedied for a period of sixty (60) days after the date on which (A) written notice thereof, requiring the same to be remedied, shall have been delivered to the Servicer (with a copy to the Indenture Trustee) by the Issuer or the Indenture Trustee or (B) such failure is discovered by an officer of the Servicer; or

(e)    an Insolvency Event occurs with respect to the Servicer or PG&E;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee, or the Holders of Recovery Bonds evidencing not less than a majority of the Outstanding Amount of the Recovery Bonds, by notice then given in writing to the Servicer (and to the Indenture Trustee if given by the Bondholders) (a “Termination Notice”) may terminate all the rights and obligations of the Servicer, subject to compliance with Section 7.02. In addition, upon a Servicer Default described in Section 7.01(a), each of the following shall be entitled to apply to the CPUC for sequestration and payment of revenues arising with respect to the Recovery Property: (i) the holders of any Recovery Bonds and any Indenture Trustee or representative thereof as beneficiaries of any statutory or other Lien permitted by the Wildfire Financing Law; (ii) the Issuer or its assignees; or (iii) pledgees or transferees, including transferees under Section 850.4 of the Wildfire Financing Law, of the Recovery Property. On or after the receipt by the Servicer of a Termination Notice, all authority and power of the Servicer under this Agreement, whether with respect to the Recovery Bonds, the Recovery Property, the Fixed Recovery Charges or otherwise, shall, without further action, pass to and be vested in such successor Servicer as may be appointed under Section 7.02; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer of the Recovery Property Records and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Issuer and the Indenture Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all Recovery Property Records and all cash amounts that shall at the time be held by the predecessor Servicer for remittance, or shall thereafter be received by it with respect to the Recovery Property or the Fixed Recovery Charges. As soon as practicable after receipt by the Servicer of such Termination Notice, the Servicer shall deliver the Recovery Property Records to the successor Servicer. In case a successor Servicer is appointed as a result of a Servicer Default, all reasonable costs and expenses (including reasonable attorney’s fees and expenses) incurred in connection with transferring the Recovery Property Records to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 7.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Termination of PG&E as Servicer shall not terminate PG&E’s rights or obligations under the Sale Agreement (except rights thereunder deriving from its rights as the Servicer hereunder).

SECTION 7.02.    Appointment of Successor.

(a)    Upon the Servicer’s receipt of a Termination Notice pursuant to Section 7.01 or the Servicer’s resignation or removal in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, and shall be entitled to receive the requisite portion of the Servicing Fee, until a successor Servicer shall have assumed in writing the obligations of the Servicer hereunder as described below. In the event of the Servicer’s termination, removal or resignation hereunder, the Issuer shall appoint a successor Servicer with the Indenture Trustee’s prior written consent thereto (which consent shall not be unreasonably withheld) and the written approval of the CPUC, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Issuer and the Indenture Trustee. If within 30 days after the delivery of the Termination Notice, the Issuer shall not have obtained such a new Servicer, the Indenture Trustee may petition the CPUC or a court of competent jurisdiction to appoint a successor Servicer under this Agreement. A Person shall qualify as a successor Servicer only if (i) such Person is permitted under CPUC Regulations to perform the duties of the Servicer, (ii) the Rating Agency Condition shall have been satisfied and (iii) such Person enters into a servicing agreement with the Issuer having substantially the same provisions as this Agreement. In no event shall the Indenture Trustee be liable for its or the Issuer’s appointment of a successor Servicer. The Indenture Trustee’s expenses incurred under this Section 7.02(a) shall be at the sole expense of the Issuer and payable from the Collection Account as provided in Section 8.02 of the Indenture.

(b)    Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

SECTION 7.03.    Waiver of Past Defaults.

The Holders of Recovery Bonds evidencing not less than a majority of the Outstanding Amount of the Recovery Bonds may, on behalf of all Bondholders, direct the Indenture Trustee to waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required remittances to the Indenture Trustee for deposit to the Collection Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

SECTION 7.04.    Notice of Servicer Default.

The Servicer shall deliver to the Issuer, the Indenture Trustee, the CPUC and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 7.01.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.01.    Amendment.

(a)    This Agreement may be amended in writing by the Servicer and the Issuer with five Business Days’ prior written notice given to the Rating Agencies and the prior written consent of the Indenture Trustee, but without the consent of any of the Bondholders, (i) to cure any ambiguity, to correct or supplement any provisions in this Agreement, (ii) to add additional Recovery Property under this Agreement or (iii) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Bondholders; provided, however, that any such amendment pursuant to clause (iii) shall not, as evidenced by an Officer’s Certificate delivered to the Issuer and the Indenture Trustee, adversely affect in any material respect the interests of any Bondholder. For purposes of this paragraph (a), any amendment that increases the Servicing Fee payable to a successor Servicer shall not be treated as adversely affecting the interests of any Bondholder so long as the Servicing Fee is within the range approved in the Financing Order.

(b)    This Agreement may also be amended in writing from time to time by the Servicer and the Issuer with prior written notice given to the Rating Agencies and the prior written consent of the Indenture Trustee and the prior written consent of the Holders of Recovery Bonds evidencing not less than a majority of the Outstanding Amount of the Recovery Bonds affected by any such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Bondholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, FRC Collections or (ii) reduce the aforesaid percentage of the Outstanding Amount of Recovery Bonds, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Recovery Bonds.

Promptly after the execution of any such amendment and the requisite consents, the Issuer shall furnish written notification of the substance of such amendment to the Indenture Trustee and each of the Rating Agencies.

It shall not be necessary for the consent of Recovery Bondholders pursuant to this Section 8.01(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

(c)    Prior to the execution of any amendment to this Agreement, the Issuer and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel of external counsel stating that such amendment is authorized or permitted by this Agreement and that all conditions precedent have been satisfied and upon the Opinion of Counsel from external counsel referred to in Section 3.01(c)(i). The Issuer and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects their own rights, duties, indemnities or immunities under this Agreement or otherwise.

(d)    Notwithstanding Sections 8.01(a) or 8.01(b), or anything to the contrary in this Agreement, the Servicer and the Issuer may amend Annex I to this Agreement in writing with prior written notice given to the Indenture Trustee, the CPUC and the Rating Agencies, but without the consent of the Indenture Trustee, the CPUC, any Rating Agency or any Bondholder, solely to address changes to the Servicer’s method of calculating Fixed Recovery Charge Payments received as a result of changes to the Servicer’s current computerized customer information system or to address the manner of presenting Fixed Recovery Charges on the Bills of Consumers; provided that any such amendment shall not have or cause a material adverse effect on the Bondholders.

SECTION 8.02.    Maintenance of Accounts and Records.

(a)    The Servicer shall maintain accounts and records as to the Recovery Property accurately and in accordance with its standard accounting procedures and in sufficient detail to permit reconciliation between Fixed Recovery Charge Payments received by the Servicer and FRC Collections from time to time deposited in the Collection Account.

(b)    The Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours, upon reasonable notice to the Servicer and to the extent it does not unreasonably interfere with the Servicer’s normal operations, to inspect, audit and make copies of and abstracts from the Servicer’s records regarding the Recovery Property and the Fixed Recovery Charges. Nothing in this Section 8.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any CPUC Regulation) prohibiting disclosure of information regarding the Consumers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 8.02(b).

SECTION 8.03.    Notices.

Unless otherwise specifically provided herein, all notices, directions, consents and waivers required under the terms and provisions of, this Agreement shall be in writing and shall be effective (i) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (ii) upon receipt when sent by an overnight courier, (iii) on the date personally delivered to an authorized officer of the party to which sent or (iv) on the date transmitted by facsimile or other electronic transmission with a confirmation of receipt in all cases, addressed as follows:

(a)    in the case of the Servicer, to Pacific Gas and Electric Company, at 77 Beale Street, P.O. Box 770000, San Francisco, California 94177, Attention: Brian M. Wong, Vice President, General Counsel and Corporate Secretary, Telephone: (415) 973-1000;

(b)    in the case of the Issuer, to PG&E Wildfire Recovery Funding LLC at c/o Pacific Gas and Electric Company, 77 Beale Street, P.O. Box 770000, San Francisco, California 94177, Attention: Brian M. Wong, Vice President, General Counsel and Corporate Secretary, Telephone: (415) 973-1000;

(c)    in the case of the Indenture Trustee, to the Corporate Trust Office;

(d)    in the case of the CPUC, to California Public Utilities Commission at 505 Van Ness Avenue, San Francisco, California 94102, Attention: General Counsel, Telephone: (415) 703-2782, Facsimile: (415) 703-1758;

(e)    in the case of Moody’s, to Moody’s Investors Service, Inc., ABS/RMBS Monitoring Department, 25th Floor, 7 World Trade Center, 250 Greenwich Street, New York, New York 10007, Email: ServicerReports@moodys.com (all such notices to be delivered to Moody’s in writing by email);

(f)    in the case of Standard & Poor’s, to S&P Global Ratings, a division of S&P Global Inc., Structured Credit Surveillance, 55 Water Street, New York, New York 10041, Telephone: (212) 438-8991, Email: servicer_reports@spglobal.com (all such notices to be delivered to Standard & Poor’s in writing by email); and

(g)    as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 8.04.    Assignment.

Notwithstanding anything to the contrary contained herein, except as provided in Section 6.03 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Servicer.

SECTION 8.05.    Limitations on Rights of Others.

The provisions of this Agreement are solely for the benefit of the Servicer and the Issuer and, to the extent provided herein or in the Basic Documents, Consumers, the Indenture Trustee and the Holders, and the other Persons expressly referred to herein, and such Persons shall have the right to enforce the relevant provisions of this Agreement. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Recovery Property or Recovery Bond Collateral or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 8.06.    Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such a construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.07.    Separate Counterparts.

This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 8.08.    Headings.

The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 8.09.    Governing Law.

This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of California, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 8.10.    Assignment to Indenture Trustee.

(a) The Servicer hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee for the benefit of the Secured Parties pursuant to the Indenture of any or all of the Issuer’s rights hereunder and (b) in no event shall the Indenture Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates delivered pursuant hereto, as to all of which any recourse shall be had solely to the assets of the Issuer subject to the availability of funds therefor under Section 8.02 of the Indenture.

SECTION 8.11.    Nonpetition Covenants.

Notwithstanding any prior termination of this Agreement or the Indenture, but subject to the CPUC’s right to order the sequestration and payment of revenues arising with respect to the Recovery Property notwithstanding any bankruptcy, reorganization or other insolvency proceedings with respect to the debtor, pledgor or transferor of the Recovery Property pursuant to Section 850.2(e) and (g) of the Wildfire Financing Law, the Servicer shall not, prior to the date that is one year and one day after the termination of the Indenture, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer or ordering the winding up or liquidation of the affairs of the Issuer.

SECTION 8.12.    Limitation of Liability.

It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by the Indenture Trustee, not individually or personally but solely as Indenture Trustee in the exercise of the powers and authority conferred and vested in it, and that the Indenture Trustee, in acting hereunder, is entitled to all rights, benefits, protections, immunities and indemnities accorded to it under the Indenture.

SECTION 8.13.    Rule 17g-5 Compliance.

The Servicer agrees that any notice, report, request for satisfaction of the Rating Agency Condition, document or other information provided by the Servicer to any Rating Agency under this Agreement or any other Basic Document to which it is a party for the purpose of determining the initial credit rating of the Recovery Bonds or undertaking credit rating surveillance of the Recovery Bonds with any Rating Agency, or satisfy the Rating Agency Condition, shall be substantially concurrently posted by the Servicer on the 17g-5 Website.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the date first above written.

ISSUER:

PG&E WILDFIRE RECOVERY FUNDING LLC, a Delaware limited liability company

By:
	Name:	Monica Klemann
	Title:	Manager, Treasurer and Secretary

SERVICER:

PACIFIC GAS AND ELECTRIC COMPANY, a California corporation

By:
	Name:	Margaret K. Becker
	Title:	Vice President and Treasurer

ACKNOWLEDGED AND ACCEPTED:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Indenture Trustee

By:
Name: David Hill
Title: Vice President

Signature Page to

Recovery Property Servicing Agreement

ANNEX I

SERVICING PROCEDURES

The Servicer agrees to comply with the following servicing procedures:

SECTION 1. DEFINITIONS.

(a)    Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Recovery Property Servicing Agreement (the “Agreement”) to which this Annex I is attached.

(b)    Whenever used in this Annex I, the following words and phrases shall have the following meanings:

“Applicable MDMA” means with respect to each Consumer, the meter data management agent providing meter reading services for that Consumer’s account.

“Billed FRCs” means the amounts of Fixed Recovery Charges billed by the Servicer, whether billed directly to Consumers by the Servicer.

“Collections Curve” means the collections curve that is expressed as a percentage measured at each of six consecutive 30-day intervals and represents the ratio of accumulative daily collections to the total amount billed to a sample customer population.

“Full Consolidated ESP Billing” means the billing procedures pursuant to which, subject to the Servicer’s approval and consent, an ESP will be responsible for reading the meter, calculating and collecting all utility charges to Consumers served by such ESP and by the Servicer, including the Fixed Recovery Charges, and will become obligated to the Servicer for such Billed FRC Revenues, all in accordance with the Servicer Policies and Practices. In Full Consolidated ESP Billing, an ESP is responsible for the accuracy of calculating and collecting the Fixed Recovery Charges. Unless the context indicates otherwise, the term Full Consolidated ESP Billing includes Partial Consolidated ESP Billing.

“Partial Consolidated ESP Billing” means the billing procedures pursuant to which the Servicer will be responsible for calculating the utility charges to Consumers served by the Servicer, including the Fixed Recovery Charges, and sending such calculations to an ESP, which will then be responsible for billing and collecting all utility charges to Consumers served by such ESP and by the Servicer, including the Fixed Recovery Charges. In Partial Consolidated ESP Billing, an ESP is not responsible for the accuracy of the calculating and collecting Fixed Recovery Charges.

“Servicer Policies and Practices” means, with respect to the Servicer’s duties under this Annex I, the policies and practices of the Servicer applicable to such duties that the Servicer follows with respect to comparable assets that it services for itself and, if applicable, others.

EXHIBIT A

1

SECTION 2. DATA ACQUISITION.

(a)    Installation and Maintenance of Meters. Except to the extent that an ESP is responsible for such services pursuant to an ESP Agreement, the Servicer shall use its best efforts to cause to be installed, replaced and maintained meters in such places and in such condition as will enable the Servicer to obtain usage measurements for each Consumer at least once every billing period. If Consumers are billed by entities other than the Servicer or an ESP, the Servicer shall request these other entities to bill those Consumers for the Fixed Recovery Charge and to remit the Fixed Recovery Charge Revenues to the Servicer on behalf of those Consumers. The Servicer shall have no other responsibility to bill or collect Fixed Recovery Charges from or in respect of Consumers billed by entities other than ESPs.

(b)    Meter Reading. At least once each billing period, the Servicer shall obtain usage measurements from the Applicable MDMA for each Consumer; provided, however, that the Servicer may estimate any Consumer’s usage determined in accordance with applicable CPUC Regulations and Servicer Policies and Practices; and, provided, further, that the Servicer may obtain usage measurements from the Applicable ESP for Consumers receiving services from such ESP if the respective ESP Service Agreement so provides.

(c)    Cost of Metering. The Issuer shall not be obligated to pay any costs associated with the routine metering duties set forth in this Section 2, including the costs of installing, replacing and maintaining meters, nor shall the Issuer be entitled to any credit against the Servicing Fee for any cost savings realized by the Servicer as a result of new metering and/or billing technologies.

SECTION 3. USAGE AND BILL CALCULATION.

The Servicer (a) shall obtain a calculation of each Consumer’s usage (which may be based on data obtained from such Consumer’s meter read or on usage estimates determined in accordance with the Servicer Policies and Practices and applicable CPUC Regulations) at least once each billing period and shall determine therefrom each Consumer’s individual Fixed Recovery Charge to be included on such Consumer’s Bill; provided, however, that in the case of Consumers served by an ESP under Full Consolidated ESP Billing, the Applicable ESP, rather than the Servicer, shall determine such Consumers’ total Fixed Recovery Charges to be included on such Consumers’ Bills based on specific Fixed Recovery Charges (cents per kilowatt hour rates) provided by the Servicer, and the Servicer shall deliver to the Applicable ESPs such specific cents per kilowatt hour rates as are necessary for the Applicable ESPs to calculate such Consumers’ respective Fixed Recovery Charges as such charges may change from time to time pursuant to the True-Up Adjustments.

SECTION 4. BILLING.

The Servicer shall implement the Fixed Recovery Charges as of the Billing Commencement Date and shall thereafter bill each Consumer or the Applicable ESP, for the respective Consumer’s outstanding current and past due Fixed Recovery Charges accruing

Annex I-2

through the date on which the Fixed Recovery Charges may no longer be billed under the Tariff, all in accordance with the following:

(a)    Frequency of Bills; Billing Practices. In accordance with the Servicer’s then-existing Servicer Policies and Practices for its own charges, as such Servicer Policies and Practices may be modified from time to time, the Servicer shall generate and issue a Bill to each Consumer, or, in the case of a Consumer subject to Partial Consolidated ESP Billing, to the Applicable ESP, for such Consumers’ Fixed Recovery Charges once every applicable billing period, at the same time, with the same frequency and on the same Bill as that containing the Servicer’s own charges to such Consumers or ESPs, as the case may be. In the event that the Servicer makes any material modification to its Servicer Policies and Practices for its own charges, it shall notify the Issuer, the Indenture Trustee, the CPUC and the Rating Agencies as soon as practicable, and in no event later than 60 Business Days after such modification goes into effect; provided, however, that the Servicer may not make any modification that will materially adversely affect the Bondholders.

(b)    Format.

(i)    The Servicer shall conform to such requirements regarding the format, structure and text of Bills delivered to Consumers and ESPs as this Agreement, the Financing Order, the Wildfire Financing Law and applicable CPUC Regulations shall from time to time prescribe. To the extent that Bill format, structure and text are not prescribed by this Agreement, the Financing Order, the Wildfire Financing Law or by applicable CPUC Regulations, the Servicer shall determine the format, structure and text of all Bills in accordance with its reasonable business judgment, its Servicer Policies and Practices with respect to its own charges and prevailing industry standards.

(c)    Delivery. The Servicer shall deliver all Bills issued by it (i) by United States mail in such class or classes as are consistent with the Servicer Policies and Practices followed by the Servicer with respect to its own charges to its Consumers or (ii) by any other means, whether electronic or otherwise, that the Servicer may from time to time use to present its own charges to its Consumers. In the case of Consumers that are subject to Partial Consolidated ESP Billing, the Servicer shall deliver all Bills or charges to the Applicable ESPs by such means as are mutually agreed upon by the Servicer and the Applicable ESP and are consistent with CPUC Regulations. The Servicer or an ESP, as applicable, shall pay from its own funds all costs of issuance and delivery of all Bills, including but not limited to printing and postage costs as the same may increase or decrease from time to time.

SECTION 5. CUSTOMER SERVICE FUNCTIONS.

The Servicer shall handle all Consumer inquiries and other Consumer service matters according to the same procedures it uses to service Consumers with respect to its own charges.

SECTION 6. COLLECTIONS; PAYMENT PROCESSING; REMITTANCE.

(a)    Collection Efforts, Policies, Procedures.

(i)    The Servicer shall use reasonable efforts to collect all Billed FRC Revenues from Consumers and ESPs as and when the same become due and shall follow such collection procedures as it follows with respect to comparable assets that it services for itself or others, including with respect to the following:

(A)	The Servicer shall prepare and deliver overdue notices to Consumers and ESPs in accordance with applicable CPUC Regulations and Servicer Policies and Practices.

Annex I-3

(B)

The Servicer shall apply late payment charges, which may be payable to the extent authorized, to outstanding Consumer and ESP balances in accordance with applicable CPUC Regulations and as required by the Financing Order. All late payment charges, to the extent available, and interest collected shall be payable to and retained by the Servicer as a component of its compensation under the Agreement, and the Issuer shall have no right to share in the same.

(C)	The Servicer shall deliver oral and written past-due and shut-off notices in accordance with applicable CPUC Regulations and Servicer Policies and Practices.

(D)

The Servicer shall adhere to and carry out disconnection policies and termination of Full Consolidated ESP Billing in accordance with Section 779.2 of the Public Utilities Code, CPUC Decision 97-10-087, as it may be amended or modified from time to time, and applicable CPUC Regulations and Servicer Policies and Practices.

(E)	The Servicer may employ the assistance of collection agents in accordance with applicable CPUC Regulations and Servicer Policies and Practices.

(F)

In circumstances where the Servicer is allowed to bill Consumers directly, the Servicer shall deliver verbal and written final notices of delinquency and possible disconnection in accordance with applicable CPUC Regulations and Servicer Policies and Practices.

(G)

The Servicer shall adhere to and carry out disconnection policies and termination of ESP billing in accordance with the Public Utilities Code, the Financing Order, applicable CPUC Regulations and the Servicer Policies and Practices.

(H)

The Servicer may employ the assistance of collection agents to collect any past-due Fixed Recovery Charges in accordance with applicable CPUC Regulations and Servicer Policies and Practices and the Tariff.

(I)

The Servicer shall apply Consumer and ESP deposits to the payment of delinquent accounts in accordance with the Financing Order, applicable CPUC Regulations and Servicer Policies and Practices and according to the priorities set forth in Section 6(b) of this Annex I.

(ii)    The Servicer may in its own discretion waive any late payment charge or any other fee or charge relating to delinquent payments, if any, and may waive, vary or modify any terms of payment of any amounts payable by a Consumer, in each case if such waiver or action: (A) would be in accordance with the Servicer’s customary practices or those of any

Annex I-4

successor Servicer with respect to comparable assets that it services for itself and for others; (B) would not materially adversely affect the rights of the Holders as evidenced by an Officer’s Certificate of the Issuer; and (C) would comply with applicable law; provided, however, that notwithstanding anything in the Agreement or this Annex I to the contrary, the Servicer is authorized to write off any Billed FRCs, in accordance with its Servicer Policies and Practices.

(iii)    The Servicer shall accept payment from Consumers in respect of Billed FRCs in such forms and methods and at such times and places as it accepts for payment of its own charges. The Servicer shall accept payment from ESPs in respect of Billed FRCs in such forms and methods and at such times and places as the Servicer and each ESP shall mutually agree in accordance with applicable CPUC Regulations.

(b)    Payment Processing; Allocation; Priority of Payments.

(i)    The Servicer shall post all payments received to Consumer or ESP accounts as promptly as practicable, and, in any event, substantially all payments shall be posted no later than three (3) Business Days after receipt.

(ii)    Subject to clause (iii) below, the Servicer shall apply payments received to each Consumer’s or each Applicable ESP’s account in proportion to the charges contained on the outstanding Bill to such Consumer or Applicable ESP.

(iii)    Any amounts collected by the Servicer that represent partial payments of the total Bill to a Consumer or ESP shall be allocated as follows: (A) first to amounts owed to the Issuer, PG&E and any other affiliate of PG&E which is owed “fixed recovery charges” as defined in Section 850(b)(7) of the Wildfire Financing Law and other fees and charges, (excluding any late fees), regardless of age, pro rata in proportion to the ratio of billed amounts for the Fixed Recovery Charges to the total billed amount; then (B) all late charges shall be allocated to the Servicer; provided that penalty payments owed on late payments of Fixed Recovery Charges shall be allocated to the Issuer in accordance with the terms of the Tariff.

(iv)    The Servicer shall hold all over-payments for the benefit of the Issuer and PG&E and shall apply such funds to future Bill charges in accordance with clauses (ii) and (iii) as such charges become due.

(c)    Accounts; Records.

The Servicer shall maintain accounts and records as to the Recovery Property accurately and in accordance with its standard accounting procedures and in sufficient detail (i) to permit reconciliation between payments or recoveries with respect to the Recovery Property and the amounts from time to time remitted to the Collection Account in respect of the Recovery Property and (ii) to permit the FRC Collections held by the Servicer to be accounted for separately from the funds with which they may be commingled, so that the dollar amounts of FRC Collections commingled with the Servicer’s funds may be properly identified and traced.

Annex I-5

(d)    Investment of Fixed Recovery Charge Payments Received.

Prior to each Daily Remittance, the Servicer may invest Fixed Recovery Charge Payments received at its own risk and (except as required by applicable CPUC Regulations) for its own benefit. So long as the Servicer complies with its obligations under Section 6(c), neither such investments nor such funds shall be required to be segregated from the other investment and funds of the Servicer.

(e)    Calculation of Daily Remittance.

(i)    For purposes of calculating the Daily Remittance, the Servicer shall, on each Servicer Business Day, estimate FRC Collections using the then-current Collections Curve, which resulting estimate shall constitute the amount of Estimated FRC Collections for such Servicer Business Day. Pursuant to Section 6.11(c) of the Agreement, not less than semi-annually (except in the case of the First Payment Period, which may be longer than six months), but in no event more than sixty (60) days after each Payment Date, the Servicer shall calculate the amount of Actual FRC Collections for the immediately preceding Reconciliation Period as compared to the Estimated FRC Collections forwarded to the Collection Account in respect of such Reconciliation Period. For purposes of such calculation, the Servicer may calculate Actual FRC Collections using an updated Collections Curve prepared by the Servicer for the most recent six-month period. Such calculation will be provided to the Indenture Trustee in a Reconciliation Certificate in substantially the form appended to the Agreement as Exhibit F.

(ii)    Reserved.

(iii)    All calculations of collections, each update of the Collections Curve and any changes in procedures used to calculate the Estimated FRC Collections pursuant to this Section 6(e) shall be made in good faith, and in the case of any change in procedures pursuant to clause (ii) above, in a manner reasonably intended to provide estimates and calculations that are at least as accurate as those that would be provided on the Billing Commencement Date utilizing the initial procedures.

(f)    Remittances.

(i)    The Issuer shall cause to be established the Collection Account in the name of the Indenture Trustee in accordance with the Indenture.

(ii)    The Servicer shall make remittances to the Collection Account in accordance with Section 6.11 of the Agreement.

(iii)    In the event of any change of account or change of institution affecting any Collection Account, the Issuer shall provide written notice thereof to the Servicer and the Rating Agencies not later than five (5) Business Days from the effective date of such change.

Annex I-6

SCHEDULE 4.01(a)

EXPECTED AMORTIZATION SCHEDULE

See Attached

Schedule 4.01(a)-1

EXHIBIT A

MONTHLY SERVICER’S CERTIFICATE

See Attached.

MONTHLY SERVICER’S CERTIFICATE

Dated as of [            ], 20[    ]

Reference is hereby made to the Recovery Property Servicing Agreement, dated as of July 20, 2022 (the “Servicing Agreement”) between Pacific Gas and Electric Company, a California corporation, as Servicer (the “Servicer”), and PG&E Wildfire Recovery Funding LLC, a Delaware limited liability company, as Issuer (the “Issuer”). Capitalized terms used but not defined herein shall have the respective meanings specified in the Servicing Agreement.

Pursuant to Section 3.01(b) of the Servicing Agreement, the Servicer does hereby certify as follows:

Collection Period:

Remittance Dates:

	a. FRCs in Effect	b. FRCs Billed[1]	c. Estimated FRC Collections Deemed Received[2]	d. Estimated FRC Collections Remitted[3]
Total

[Signature Page Follows]

[1]	Fixed Recovery Charges billed during Collection Period.
[2]	Estimated Fixed Recovery Charges deemed collected during Collection Period (i.e., Fixed Recovery Charges collected based upon a Collections Curve.
[3]	Estimated Fixed Recovery Charges remitted during Collection Period (i.e., Estimated Fixed Recovery Chagres remitted within two Servicer Business Days of deemed collection date).

Exhibit A-2

IN WITNESS HEREOF, the undersigned has duly executed and delivered this Monthly Servicer’s Certificate as of the date first above written.

SERVICER:

PACIFIC GAS AND ELECTRIC COMPANY,
a California corporation

By:
Name:
	Title:	Treasurer

Signature Page to Monthly Servicer’s Certificate

EXHIBIT B

FORM OF SEMI-ANNUAL SERVICER’S CERTIFICATE

See Attached.

EXHIBIT B-1

SEMI-ANNUAL SERVICER’S CERTIFICATE

Dated as of [            ], 20[    ]

Pursuant to Section 4.01(c)(ii) of the Recovery Property Servicing Agreement, dated as of July 20, 2022 (the “Servicing Agreement”), between, PACIFIC GAS AND ELECTRIC COMPANY, a California corporation, as Servicer (the “Servicer”), and PG&E Wildfire Recovery Funding LLC, as Issuer (the “Issuer”), the Servicer does hereby certify, for the             , 20     Payment Date (the “Current Payment Date”), as follows:

Capitalized terms used herein have their respective meanings as set forth in the Indenture. References herein to certain sections and subsections are references to the respective sections of the Servicing Agreement or the Indenture, as the context indicates.

Collection Periods:                                          to

Payment Date:

1.	Collections Allocable and Aggregate Amounts Available for the Current Payment Date:
Fixed Recovery Charge Remittances
	a.	Estimated Monthly Fixed Recovery Charges Remitted for Collection Period[1]		$

	b.	Estimated Monthly Fixed Recovery Charges Remitted for Collection Period		$

	c.	Estimated Monthly Fixed Recovery Charges Remitted for Collection Period		$

	d.	Estimated Monthly Fixed Recovery Charges Remitted for Collection Period		$

	e.	Estimated Monthly Fixed Recovery Charges Remitted for Collection Period		$

	f.	Estimated Fixed Recovery Charges Remitted for Collection Period[2]		$

i.	Total Estimated Fixed Recovery Charge Remittances			$

ii.	Investment Earnings on Collection Account
		iii.	Investment Earnings on Capital Subaccount	$

		iv.	Investment Earnings on Excess Funds Subaccount	$

		v.	Investment Earnings on General Subaccount	$

vi.		General Subaccount Balance (sum of i through y above)		$

xii.		Excess Funds Subaccount Balance as of Prior Payment Date		$

xiii.		Capital Subaccount Balance as of Prior Payment Date		$

ix.		Collection Account Balance (sum of vi through vii above)		$

2.	Outstanding Amounts as of Prior Payment Date:
i.	Tranche A-1 Outstanding Amount			$

ii.	Tranche A-2 Outstanding Amount			$

iii.	Tranche A-3 Outstanding Amount			$

[1]

Includes amounts calculated for the Reconciliation Period for the prior Collection Period, which was settled in [month-date]. Based upon Estimated Fixed Recovery Charges remitted during Collection Period (i.e., Estimated Fixed Recovery Charges remitted within two Servicer Business Days of deemed collection date).

[2]	Does not include reconciliation amounts calculated for the Reconciliation Period for such Collection Period, which will be settled in the month following such Collection Period

EXHIBIT B-2

iv.	Tranche A-4 Outstanding Amount	$

v.	Tranche A-5 Outstanding Amount	$

vi.	Aggregate Outstanding Amount of all Tranches of Recovery Bonds	$

3.	Required Funding/Payments as of Current Payment Date:	$

Principal		Principal Due
i.	Tranche A-1	$

ii.	Tranche A-2	$

iii.	Tranche A-3	$

iv.	Tranche A-4	$

v.	Tranche A-5	$

vi.	For all Tranches of Recovery Bonds:	$

Interest Tranche	Interest Rate	Days in Interest Period[3]	Principal Balance	Interest Due
v. Tranche A-1				$

vi. Tranche A-2				$

vii. Tranche A-3				$

vii. Tranche A-4				$

vii. Tranche A-5				$

viii.	For all Tranches of Recovery Bonds:			$

	Required Level	Funding Required
ix. Capital Subaccount
4.	Allocation of Remittances as of Current Payment Date Pursuant to 8.02(e) of Indenture
i.	Indenture Trustee Fees and Expenses; Indemnity Amounts[4]	$

ii.	Servicing Fee	$

iii.	Administration Fee	$

iv.	Other Ongoing Financing Costs Expenses	$

v.	Semi-Annual Interest (including any past-due for prior periods)	$

vi.	Return on PG&E Capital Contribution and any remittance of unpaid upfront financing costs

[3]	On 30/360 day basis for initial payment date; otherwise use one-half of annual rate.
[4]	Subject to $200,000 cap per annum

EXHIBIT B-3

	Tranche	Aggregate	Per $1000 of Original Principal Amount
1.	Tranche A-1 Interest Payment	$	$

2.	Tranche A-2 Interest Payment	$	$

3.	Tranche A-3 Interest Payment	$	$

4.	Tranche A-4 Interest Payment	$	$

5.	Tranche A-5 Interest Payment	$	$

vii.	Principal Due and Payable as a Result of an Event of Default or on Final Maturity Date			$

	Tranche	Aggregate	Per $1000 of Original Principal Amount
1.	Tranche A-1 Principal Payment	$	$

2.	Tranche A-2 Principal Payment	$	$

3.	Tranche A-3 Principal Payment	$	$

4.	Tranche A-4 Principal Payment	$	$

5.	Tranche A-5 Principal Payment	$	$

viii.	Semi-Annual Principal			$

ix.	Deposit to Excess Funds Subaccount			$

x.	Released to Issuer upon Retirement of all Notes			$

xi.	Aggregate Remittances as of Current Payment Date			$

6.	Subaccount Withdrawals as of Current Payment (if applicable, pursuant to Section 8.02(e) of Indenture:
i.	Excess Funds Subaccount			$

ii.	Capital Subaccount			$

iii.	Total Withdrawals			$

7.	Outstanding Amount and Collection Account Balance as of Current Payment Date (after giving effect to payments to be made on such Payment Date):
i.	Tranche A-1			$

ii.	Tranche A-2			$

iii.	Tranche A-3			$

iv.	Tranche A-4			$

v.	Tranche A-5			$

vi.	Aggregate Outstanding Amount of all Tranches of Recovery Bonds:			$

EXHIBIT B-4

vii.	Excess Funds Subaccount Balance			$

viii.	Capital Subaccount Balance			$

ix.	Aggregate Collection Account Balance			$

8.	Shortfalls in Interest and Principal Payments as of Current Payment Date

	i.	Semi-annual Interest
			Tranche A-1 Interest Payment	$

			Tranche A-2 Interest Payment	$

			Tranche A-3 Interest Payment	$

			Tranche A-4 Interest Payment	$

			Tranche A-5 Interest Payment	$

	ii.	Semi-Annual Principal
			Tranche A-1 Principal Payment	$

			Tranche A-2 Principal Payment	$

			Tranche A-3 Principal Payment	$

			Tranche A-4 Principal Payment	$

			Tranche A-5 Principal Payment	$

8.	Shortfalls in Required Subaccount Levels as of Current Payment Date
	iii.	Capital Subaccount

EXHIBIT B-5

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Semi-Annual Servicer’s Certificate as of the date first above written.

SERVICER:

PACIFIC GAS AND ELECTRIC COMPANY,
a California corporation

By:
Name:
Title:

EXHIBIT B-6

EXHIBIT C

SERVICER’S REGULATION AB CERTIFICATE

The undersigned hereby certifies that he/she is the duly elected and acting [                    ] of PACIFIC GAS AND ELECTRIC COMPANY, a California corporation, as servicer (the “Servicer”), under the Recovery Property Servicing Agreement dated as of July 20, 2022 (the “Servicing Agreement”) between the Servicer and PG&E Wildfire Recovery Funding LLC, as issuer (the “Issuer”), and further that:

1.     The undersigned (a) is responsible under Item 1122(a) of Regulation AB for assessing the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”) and (b) a review of the Servicer’s activities during the Assessment Period (defined below) and its performance under the Servicing Agreement has been made under the supervision of the undersigned in accordance with Item 1123 of Regulation AB.

2.     With respect to each of the Servicing Criteria, the undersigned has made the following assessment of the Servicing Criteria in accordance with Item 1122(d) of Regulation AB, with such discussion regarding the performance of such Servicing Criteria during the fiscal year covered by the Depositor’s annual report on Form 10-K Report (such fiscal year, the “Assessment Period”):

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Applicable; assessment below.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Not applicable; no servicing activities were outsourced.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.	Not applicable; documents do not provide for a back-up servicer.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function	Not applicable; CPUC rules impose credit standards on

EXHIBIT C-1

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
	throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	retail electric providers who handle customer collections and govern performance requirements of utilities.

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	Applicable

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.	Applicable

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Applicable

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	Not applicable; no advances by the Servicer are permitted under the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	Applicable, but no current assessment is required since transaction accounts are maintained by and in the name of the Indenture Trustee.

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	Applicable, but no current assessment required; all “custodial accounts” are maintained by the Indenture Trustee.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Not applicable; all transfers made by wire transfer.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts.	Applicable; assessment below.

EXHIBIT C-2

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
These reconciliations (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.	Applicable; assessment below.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Not applicable; investor records maintained by Indenture Trustee.

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	Applicable

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Applicable; assessment below.

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	Applicable; assessment below.

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	Applicable; assessment below.

EXHIBIT C-3

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Not applicable; no removals or substitutions of recovery property are contemplated or allowed under the transaction documents.

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	Applicable; assessment below.

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	Not applicable; because underlying obligation (fixed recovery charge) is not an interest bearing instrument.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool asset (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	Applicable; assessment below

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	Applicable; limited assessment below. Servicer actions governed by CPUC regulations.

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	Applicable, but does not require assessment since no explicit documentation requirement with respect to delinquent accounts are imposed under the transactional documents due to availability of “true-up” mechanism.

EXHIBIT C-4

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	Not applicable; fixed recovery charges are not interest bearing instruments.

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.	Applicable; Servicer maintains ESP deposit accounts in accordance with CPUC rules and regulations.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	Not applicable; Servicer does not make payments on behalf of obligors.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	Not applicable; Servicer cannot make advances of its own funds on behalf of customers under the transaction documents.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	Not applicable; Servicer cannot make advances of its own funds on behalf of customers to pay principal or interest on the bonds.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectable accounts are recognized and recorded in accordance with the transaction agreements.	Applicable; assessment below.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	Not applicable; no external enhancement is required under the transaction documents.

EXHIBIT C-5

3.     To the best of the undersigned’s knowledge, based on such review, the Servicer is in compliance in all material respects with the applicable Servicing Criteria set forth above as of and for the period ending the end of the fiscal year covered by the Depositor’s annual report on Form 10-K[, except with respect to the matters identified in the list of Servicer Defaults contained in Annex A attached hereto (if any) and as otherwise set forth below.]5

4.     A registered public accounting firm has issued an attestation report on the undersigned’s assessment of compliance with the applicable Servicing Criteria set forth above as of and for the period ending the end of the fiscal year covered by the Depositor’s annual report on Form 10-K.

[Signature Page Follows]

[5]	If the Servicer is not in compliance in all material respects with the Servicing Criteria, include description of any material instance of noncompliance.

EXHIBIT C-6

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Servicer’s Regulation AB Certificate as of the date first above written.

SERVICER: PACIFIC GAS AND ELECTRIC COMPANY a California corporation

By:
Name:
Title:

EXHIBIT C-7

ANNEX A

LIST OF SERVICER DEFAULTS

The following Servicer Defaults, or events which with the giving of notice, the lapse of time, or both, would become Servicer Defaults known to the undersigned occurred during the year ended [                    ]:

Nature of Default	Status

ANNEX A-1

EXHIBIT D

FORM OF ROUTINE TRUE-UP MECHANISM ADVICE LETTER

[date]

Application                     -E

(Pacific Gas and Electric Company ID U 39-E)

Public Utilities Commission of the State of California

Subject:

Routine [Annual (and at least quarterly beginning 12 months prior to the last scheduled final payment date of the last maturing tranche of a series of Recovery Bonds)] / [Semi-Annual] / [Interim] True-Up Mechanism Advice Letter for Fixed Recovery Charges True-up Mechanism

Pursuant to California Public Utilities Commission (CPUC) Decision (D.) 21-05-015 (Decision), Pacific Gas and Electric Company (PG&E), as servicer of the Recovery Bonds (Recovery Bonds) and on behalf of the Special Purpose Entity, hereby applies for adjustment to the Fixed Recovery Charge for series                     , Tranche(s)                      of the Recovery Bonds.

Purpose:

This advice letter establishes revised Fixed Recovery Charges and Fixed Recovery Tax Amounts (FRTAs) for rate schedules for Consumers, as set forth in D.21-005-015.

Background:

In D.21-005-015, the CPUC granted PG&E authority to issue Recovery Bonds to pay Catastrophic Wildfire Amounts and associated financing costs, and consequently to reduce PG&E’s electric rates.

Recovery Bonds are securities that are backed by the cash flows generated by a specific asset that will be sold by PG&E to a Special Purpose Entity that issued the Recovery Bonds secured by this asset. The asset sold is Recovery Property, a current property right that was created by Article 5.8 as the right, title and interest in and to all (i) Fixed Recovery Charges established pursuant to the Financing Order, including all rights to obtain adjustments, and (ii) revenues, collections, claims, payments, moneys, or proceeds of or arising from the Fixed Recovery Charges that will cover debt service and all related Recovery Bond costs.

In D.21-005-015, the CPUC authorized PG&E to submit Routine True-up Mechanism Advice Letters at least annually, and more frequently as permitted in the Financing Order, (i) at least 50 days before the last day of February for annual submissions, (ii) at least 50 days before August 31 for semi-annual submissions and (iii) at least 50 days before the end of the month for interim submissions.

EXHIBIT D-1

These advice letters are intended to ensure that the actual revenues collected under the Fixed Recovery Charges will be sufficient to make all scheduled payments of Bond principal, interest, and other financing costs on a timely basis during the current or next succeeding payment period or to replenish any draws upon the capital subaccount. Routine True-up Mechanism Advice Letters are those where PG&E uses the method found reasonable by the CPUC in D.21-005-015 to revise existing Fixed Recovery Charges and FRTAs.

Using the method approved by the CPUC in D.21-005-015, this Advice Letter modifies the variables used in the Fixed Recovery Charge calculations and provides the resulting modified Fixed Recovery Charges.

Table 1 shows the revised assumptions for each of the variables used in calculating the Fixed Recovery Charges for Consumers. Exhibit 1 shows the revised payment schedule.

TABLE 1

Input Values For Revised Fixed Recovery Charges

kWh sales for the applicable period
Percent of Consumers’ revenue written off (Res/Non-Res)
Percent of revenue requirement allocated to Consumers
Percent of Consumers’ billed amounts expected to be uncollected
Percent of billed amounts collected in current month
Percent of billed amounts collected in second month after billing
Percent of billed amounts collected in third month after billing
Percent of billed amounts collected in fourth month after billing
Percent of billed amounts collected in fifth month after billing
Percent of billed amounts collected in sixth month after billing
Percent of billed amounts remaining less uncollectibles
Ongoing Financing Costs for the applicable period
Expected Fixed Recovery Charges outstanding balance as of / / Over- or undercollection of principal from previous Fixed Recovery Charge collections to be reflected in the new Fixed Recovery Charges

Table 2 shows the revised Fixed Recovery Charges calculated for Consumers. The Fixed Recovery Charge and FRTA, if any, calculations are shown in Exhibit 2.

TABLE 2

Consumer Fixed Recovery Charge[6]	¢	/ kWh
Consumers Fixed Recovery Tax Amount	¢	/ kWh

Exhibit 3 includes proposed changes to Part IX of PG&E’s Preliminary Statement to show Fixed Recovery Charges and FRTAs, if any, to be effective March 1, [September 1, if semi-annual Routine True-Up Mechanism Advice Letter] [or month, if interim Routine True-Up Mechanism Advice Letter], [year].

[6]	For residential rates, PG&E proposed to retain the total rate relationships by tier determined by D. 15-07-001 with the addition of the Fixed Recovery Charges and Customer Credit.

EXHIBIT D-2

Effective Date:

[If Annual Routine True-Up Mechanism Advice Letter]

In accordance with D.21-005-015, Routine True-Up Mechanism Advice Letters for required annual Fixed Recovery Charge adjustments shall be submitted at least 50 days before last day of February. These Tier 1 advice letters are to receive a CPUC Energy Division negative or affirmative response within 20 days of submission. In the absence of a CPUC Energy Division negative response, PG&E’s timely revision to the Fixed Recovery Charges shall automatically go into effect the March 1st immediately following the submission. Therefore, these Fixed Recovery Charges and any FRTAs shall be effective March 1, [year] through February 28, [year], unless they are changed by an interim adjustment prior to February 28, [year].7

[If Semi-Annual Routine True-Up Mechanism Advice Letter]

In accordance with D.21-005-015, semi-annual Routine True-Up Mechanism Advice Letters for interim Fixed Recovery Charge adjustments shall be submitted at least 50 days before the end of [August]. These Tier 1 advice letters are to receive a CPUC Energy Division negative or affirmative response within 20 days of submission. In the absence of a CPUC Energy Division negative response, PG&E’s timely revision to the Fixed Recovery Charges shall automatically go into effect the September 1st immediately following the submission. Therefore these Fixed Recovery Charges shall be effective September 1, [year] through February 28, [year], unless they are changed by an interim adjustment prior to February 28, [year].8

[If Interim Routine True-Up Mechanism Advice Letter]

In accordance with D.21-005-015, interim Routine True-Up Mechanism Advice Letters for interim Fixed Recovery Charge adjustments shall be submitted at least 50 days before the proposed effective date (which, for efficacy of reporting, will be the first day of a month). These Tier 1 advice letters are to receive a CPUC Energy Division negative or affirmative response within 20 days of submission. In the absence of a CPUC Energy Division negative response, PG&E’s timely revision to the Fixed Recovery Charges shall automatically go into effect on the proposed effective date. Therefore, these Fixed Recovery Charges shall be effective [month] 1, [year] through February 28, [year], unless they are changed by an interim adjustment prior to February 28, [year].9

[7]	February 29 to be used in a Leap Year.
[8]	February 29 to be used in a Leap Year.
[9]	February 29 to be used in a Leap Year.

EXHIBIT D-3

Description of Exhibits

Exhibit 1 to this Advice Letter presents the revised principal amortization schedule for the Recovery Bonds.

Exhibit 2 presents the revised Fixed Recovery Charge calculations.

Exhibit 3 provides proposed changes to Part IX of PG&E’s Preliminary Statement.

Notice

In accordance with General Order 96-B Section 4.4, a copy of this Advice Letter is being sent electronically and via U.S. mail to parties shown on the attached list. Address changes should be directed to PG&E at email address PGETariffs@pge.com. Advice Letter submissions can also be accessed electronically at: https://www.pge.com/tariffs/advice-letters.page.

Vice President – Regulatory Relations

Attachments

cc: Service List for A.21-01-004.

EXHIBIT D-4

Exhibit 1

Revised Expected Principal Amount Amortization

Series                     , Tranche

EXHIBIT D-5

Exhibit 2

Revised Amounts Receivable And Expected Principal Amount Amortization

The total amount payable to the owner of the Recovery Property, or its assignee(s), pursuant to this letter is a $ principal amount, plus interest on such principal amount, plus other Financing Costs, to be obtained from Fixed Recovery Charge calculated in accordance with D.21-05-015.

The Fixed Recovery Charges shall be adjusted from time to time, at least annually, via the Fixed Recovery Charge True-Up Mechanism in accordance with D.21-05-015.

The following amounts are scheduled to be paid by the Bond Trustee from Fixed Recovery Charges it has received. These payment amounts include principal plus interest and other financing costs.

Payment Date	Receipt Amount	Payment Amount	Outstanding Principal
[date 1]	[$receipt 1]	[$payment 1]	[$outstanding principal 1]
●	●	●	●
●	●	●	●
●	●	●	●
[date n]	[$receipt n]	[$payment n]	[$outstanding principal n]
[$0]

EXHIBIT D-6

Exhibit 3

Proposed Changes to Part IX of PG&E’s Preliminary Statement

EXHIBIT D-7

EXHIBIT E

FORM OF NON-ROUTINE TRUE-UP MECHANISM ADVICE LETTER

[date]

Application                     -E

(Pacific Gas and Electric Company ID U 39-E)

Public Utilities Commission of the State of California

Subject:	Non-Routine True-Up Mechanism Advice Letter

Pursuant to California Public Utilities Commission (CPUC) Decision (D.) 21-05-015 (Decision), Pacific Gas and Electric Company (PG&E), as servicer of the Recovery Bonds (Recovery Bonds) and on behalf of the Special Purpose Entity, hereby applies for adjustment to the Fixed Recovery Charge for series , Tranche(s) of the Recovery Bonds.

Purpose

This Advice Letter establishes revised Fixed Recovery Charges for rate schedules for Consumers, as set forth in D.21-05-015.

Background

In D.21-05-015, the CPUC granted PG&E authority to issue Recovery Bonds to pay Catastrophic Wildfire Amounts and associated financing costs, and consequently to reduce PG&E’s electric rates.

Recovery Bonds are securities that are backed by the cash flows generated by a specific asset that will be sold by PG&E to a Special Purpose Entity that issued the Recovery Bonds secured by this asset. The asset sold is Recovery Property, a current property right that was created by Article 5.8 as the right, title and interest in and to all (i) Fixed Recovery Charges established pursuant to the Financing Order, including all rights to obtain adjustments, and (ii) revenues, collections, claims, payments, moneys, or proceeds of or arising from the Fixed Recovery Charges that will cover debt service and all related Recovery Bond costs.

In D.21-05-015, the CPUC authorized PG&E to submit Non-Routine True-up Mechanism Advice Letters as permitted in the Financing Order, to propose revisions to the logic, structure and components of the cash flow model adopted by the Financing Order. These submissions are intended to ensure that the actual revenues collected under the Fixed Recovery Charges will be sufficient to make all scheduled payments of Bond principal, interest, and other financing costs on a timely basis during the current or next succeeding payment period or to replenish any draws upon the capital subaccount.

EXHIBIT E-1

Using the cash flow model attached to this Non-Routine True-Up Mechanism Advice Letter as Exhibit 1, this Advice Letter modifies the variables used in the Fixed Recovery Charge calculations and provides the resulting modified Fixed Recovery Charges.

Table 1 shows the revised assumptions for each of the variables used in calculating the Fixed Recovery Charges for Consumers. Exhibit 2 shows the revised payment schedule.

TABLE 1

Input Values For Revised Fixed Recovery Charges

kWh sales for the applicable period
Percent of Consumers’ revenue written off (Res/Non-Res)
Percent of revenue requirement allocated to Consumers
Percent of Consumers’ billed amounts expected to be uncollected
Percent of billed amounts collected in current month
Percent of billed amounts collected in second month after billing
Percent of billed amounts collected in third month after billing
Percent of billed amounts collected in fourth month after billing
Percent of billed amounts collected in fifth month after billing
Percent of billed amounts collected in sixth month after billing
Percent of billed amounts remaining less uncollectibles
Ongoing Financing Costs for the applicable period
Expected Fixed Recovery Charges outstanding balance as of / / Over- or undercollection of principal from previous Fixed Recovery Charge collections to be reflected in the new Fixed Recovery Charges

Table 2 shows the revised Fixed Recovery Charges calculated for Consumers. The Fixed Recovery Charge calculations are shown in Exhibit 3.

TABLE 2

Consumer Fixed Recovery Charge[10]	¢	/ kWh

Exhibit 4 includes proposed changes to Part IX of PG&E’s Preliminary Statement to show Fixed Recovery Charges to be effective on [Date].

Effective Date

In accordance with D.21-05-015, Non-Routine True-Up Mechanism Advice Letters for Fixed Recovery Charge adjustments shall be submitted at least 90 days before the date when the proposed changes would become effective. If the CPUC provides a resolution adopting the proposed changes in the Non-Routine True-Up Mechanism Advice Letter, PG&E, or a successor servicer, may implement Fixed Recovery Charge adjustments proposed in this Non-Routine True-Up Mechanism Advice Letter on [Date].

[10]	For residential rates, PG&E proposed to retain the total rate relationships by tier determined by D.15-07-001 with the addition of the Fixed Recovery Charges and Customer Credit.

EXHIBIT E-2

Absent a CPUC resolution that adopts, modifies, or rejects the proposed revisions to the cash flow model, PG&E or a successor servicer may implement the adjustments on the effective date identified in the Non-Routine True-Up Mechanism Advice Letter if that date is at least 90 days after the date of submission.

Description of Exhibits

Exhibit 1 to this Advice Letter presents the new cash flow model for the Fixed Recovery Charges.

Exhibit 2 to this Advice Letter presents the revised principal amortization schedule for the Recovery Bonds.

Exhibit 3 presents the revised Fixed Recovery Charge calculations.

Exhibit 4 provides proposed changes to Part IX of PG&E’s Preliminary Statement.

Notice

In accordance with General Order 96-B Section 4.4, a copy of this Advice Letter is being sent electronically and via U.S. mail to parties shown on the attached list. Address changes should be directed to PG&E at email address PGETariffs@pge.com. Advice Letter submissions can also be accessed electronically at: https://www.pge.com/tariffs/advice-letters.page.

Vice President – Regulatory Relations

Attachments

cc:     Service List for A.21-01-004.

EXHIBIT E-3

Exhibit 1

New Cash Flow Model Description for the Fixed Recovery Charges

EXHIBIT E-4

Exhibit 2

Revised Expected Principal Amount Amortization

Series                     , Tranches

EXHIBIT E-5

Exhibit 3

Revised Amounts Receivable And Expected Principal Amount Amortization

The total amount payable to the owner of the Recovery Property, or its assignee(s), pursuant to this letter is a $[        ] principal amount, plus interest on such principal amount, plus other Financing Costs, to be obtained from a Fixed Recovery Charge calculated in accordance with D.21-05-015.

The Fixed Recovery Charges shall be adjusted from time to time, at least annually, via the Fixed Recovery Charge True-Up Mechanism in accordance with D.21-05-015.

The following amounts are scheduled to be paid by the Bond Trustee from Fixed Recovery Charges it has received. These payment amounts include principal plus interest and other financing costs.

Payment Date	Receipt Amount	Payment Amount	Outstanding Principal
[date 1]	[$receipt 1]	[$payment 1]	[$outstanding principal 1]
●	●	●	●
●	●	●	●
●	●	●	●
[date n]	[$receipt n]	[$payment n]	[$outstanding principal n]
[$0]

EXHIBIT E-6

Exhibit 4

Proposed changes to Part IX of PG&E’s Preliminary Statement

EXHIBIT E-7

EXHIBIT F

RECONCILIATION CERTIFICATE

Dated as of [            ], 20[    ]

Reference is hereby made to the Recovery Property Servicing Agreement, dated as of July 20, 2022 (the “Servicing Agreement”) between Pacific Gas and Electric Company, a California corporation, as Servicer (the “Servicer”), and PG&E Wildfire Recovery Funding LLC, a Delaware limited liability company, as Issuer (the “Issuer”). Capitalized terms used but not defined herein shall have the respective meanings specified in the Servicing Agreement.

Pursuant to Section 4.01(c)(iv) of the Servicing Agreement the Servicer does hereby certify as follows:

Reconciliation Period: [Applicable Period]

	a. Estimated FRC Collections Received Total ($)	b. Actual Fixed Recovery Charge Payments Received ($)	c. (Remittance Shortfall) or Excess Remittance for this Reconciliation Period ($)[11]
Total

d. Daily remittances previously made by the Servicer to the Collection Account in respect of this Reconciliation Period (a):

e. If (a>b), (c) equals net amount due to the Servicer from the Collection Amount:

f. If (b>a), (c) equals net amount due from the Servicer to the Collection Amount:

Inputs for Reconciliation Period
a. Average Days Sales Outstanding
b. Write-offs:

[Signature Page Follows]

[11]	A Remittance Shortfall will be expressed as a negative number. Excess Remittance will be expressed as a positive number.

Exhibit F

IN WITNESS HEREOF, the undersigned has duly executed and delivered this Reconciliation Certificate as of the date first above written.

SERVICER:

PACIFIC GAS AND ELECTRIC COMPANY, a California corporation

By:
Name:
	Title:	Treasurer

EXHIBIT F